UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻        Preliminary Proxy Statement

◻        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧        Definitive Proxy Statement

◻        Definitive Additional Materials

◻        Soliciting Material under §240.14a-12

Magnolia Oil & Gas Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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◻        Fee paid previously with preliminary materials

◻        Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 3, 2023

The Notice of Internet Availability of Proxy Materials for the 2023 Annual Meeting (the “Notice”), the proxy statement for the 2023 Annual Meeting of Stockholders of Magnolia Oil & Gas Corporation (the “Annual Meeting”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) are available at: www.proxyvote.com.

You may vote electronically over the Internet using the instructions on the Notice, by telephone, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may revoke your proxy at any time before the Annual Meeting by following the instructions in this proxy statement. You may also attend the Annual Meeting virtually and vote on the Proposals when presented. You will need the 16-digit control number provided on your proxy card, voting instruction form, or Notice to vote at the Annual Meeting. See “Questions and Answers about the Annual Meeting” for information about voting by telephone or electronically over the Internet, how to revoke a proxy, and how to vote shares at the virtual Annual Meeting.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts included in this report, including, without limitation, statements regarding Magnolia Oil & Gas Corporation’s (“Magnolia,” the “Company,” “we,” “our” and “us”) future financial position, business strategy, budgets, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” the negative of such terms, and other similar terminology, although not all forward-looking statements contain such identifying words. Although Magnolia believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct.

Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) legislative, regulatory or policy changes, including those following any change in presidential administrations; (ii) the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services; (iii) the supply and demand for oil, natural gas, NGLs, and other products or services, including the impacts of actions taken by OPEC and other state-controlled oil companies; (iv) production and reserve levels; (v) the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; (vi) geopolitical and business conditions in key regions of the world; (vii) drilling risks; (viii) economic and competitive conditions; (ix) the availability of capital resources; (x) capital expenditures and other contractual obligations; (xi) weather conditions; (xii) inflation rates; (xiii) the availability of goods and services; (xiv) cyber attacks; (xv) the occurrence of property acquisitions and divestitures; (xvi) the integration of acquisitions; (xvii) the outcome of any legal proceedings that may be instituted against Magnolia; (xviii) the securities or capital markets and related risks such as general credit, liquidity, market and interest rates; (xix) the economic effects of the ongoing coronavirus disease 2019 (“COVID-19”) pandemic and actions taken by federal, state, and local governments and other third parties in response to the pandemic; and (xx) other factors disclosed in our 2022 Form 10-K. All of Magnolia’s forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties including the risk factors and the timing of any of those risk factors are further discussed in the reports that we have filed with the Securities and Exchange Commission (“SEC”), including our 2022 Form 10-K.

Except as otherwise required by applicable law, Magnolia assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations, to reflect events or circumstances after the date of this proxy statement, or otherwise.

Dear Stockholders of Magnolia Oil & Gas Corporation,

On behalf of the Board of Directors and employees of Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” and “us”), we cordially invite you to participate in our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 3, 2023, at 8:00 a.m. Central Time, via live webcast at www.virtualshareholdermeeting.com/MGY2023. The attached Notice of 2023 Annual Meeting of Stockholders and this proxy statement will serve as your guide to the business to be conducted during the Annual Meeting.

Our 2022 fiscal year was marked with exceptionally strong financial and operating performance, and we achieved new company records in many financial and operational categories including production, operating income margins and earnings per share. Our Company also experienced leadership changes in the past year due to the passing in September of Steve Chazen, our founder and former Chairman, President and Chief Executive Officer. We expect Mr. Chazen’s legacy to continue through the principles of the business model he established during Magnolia’s founding over five years ago. To that end, we credit our 2022 performance to executing on our strategy of disciplined capital spending, delivering moderate production growth, generating high pre-tax margins, and improving our per share metrics while maintaining a strong balance sheet, and we look forward to continuing on this path for years to come.

I commend our team for their efforts and contributions that helped support our robust financial and operating results last year. During 2022, we grew our total production volumes and continued to focus on managing costs. Stronger production was seen in both our Giddings and Karnes asset areas and was primarily the result of efficiencies and better than expected well performance. By generating efficiencies in an inflationary service cost environment, we further enhanced our margins in Giddings and provided significant free cash flow. Including the repurchase of more than 15 million shares and our cash dividend, both important components of Magnolia’s total stockholder return proposition, we returned a considerable amount of cash to our stockholders in 2022 and reduced our diluted share count by 8 percent. In addition, we were able to acquire some acreage, minerals, and additional working interests in our Giddings area, primarily outside of our core development area. This further builds on our strong position in the play and is in line with our strategy of incrementally improving our opportunity set and the value of the business. After all our activities, including capital expenditures, bolt-on acquisitions, and the significant return of cash to stockholders, we ended the year with a substantial cash balance of $675 million.

We also remained focused in 2022 on our priorities in the areas of safety, environmental stewardship, workforce diversity, stakeholder and community outreach, and corporate governance. The results of that focus are reflected in our 2022 sustainability report, which includes enhanced disclosures on our environmental, social, and governance (“ESG”) performance and practices. We initiated reporting on several new categories in our Sustainable Accounting Standards Board disclosure table for Oil and Gas – Exploration and Production companies and expanded reporting on our quantitative metrics to cover three full years of Magnolia’s performance on these measures, when available. These updates and enhancements are designed to give our stakeholders a more complete picture of the work our team is doing to improve our corporate sustainability for the long term.

Your vote is very important to us. We encourage you to sign and return your proxy card or vote by telephone or electronically over the Internet following the instructions on the Notice as soon as possible, so that your shares will be represented and voted at the Annual Meeting.

Thank you for being a stockholder and for the trust you have in our Company.

Sincerely,

Christopher G. Stavros
President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

March 17, 2023

To the Stockholders of Magnolia Oil & Gas Corporation:

NOTICE IS HEREBY GIVEN that the Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” or “us”) 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Wednesday, May 3, 2023, at 8:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/MGY2023, which allows us to provide real-time communication and easy access for stockholders and to facilitate participation since stockholders can join from any location. The Annual Meeting is being held for the following purposes:

1.	To elect seven directors to serve on our Board of Directors for a one year term, commencing on the date of the Annual Meeting;
2.	To approve an advisory, non-binding resolution regarding the compensation of Magnolia’s named executive officers for 2022 (“say-on-pay vote”);
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of record of Magnolia’s Class A Common Stock and Class B Common Stock at the close of business on March 6, 2023 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The Notice of Internet Availability of Proxy Materials for the 2023 Annual Meeting (the “Notice”), this proxy statement and the form of proxy card are first being sent or made available to stockholders on or about March 17, 2023, along with instructions on accessing our 2022 Form 10-K. The Notice, which will be mailed to most of our stockholders, provides instructions on how to access and review proxy materials over the Internet and submit proxies electronically. We believe the Notice process allows us to provide our stockholders with relevant information in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. If you received the Notice and would instead prefer to receive a paper copy of the materials, you should follow the instructions for requesting such materials provided in the Notice.

It is important that your shares are represented at the Annual Meeting and voted in accordance with your wishes. Even if you plan to attend the virtual Annual Meeting, we urge you to vote in advance electronically over the Internet or by telephone or, if you receive paper proxy materials, by completing and returning the enclosed proxy card.

We appreciate the confidence you have placed in us through your investment.

By order of the Board of Directors,

Timothy D. Yang
Executive Vice President, General Counsel, Corporate
Secretary and Land

v

PROXY STATEMENT OVERVIEW

The Board of Directors (the “Board”) of Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” and “us”) is furnishing you this proxy statement in connection with the Company’s solicitation of proxies to be voted at our 2023 Annual Meeting of Stockholders, including any adjournment or postponement of that meeting (the “Annual Meeting”).

Details of the 2023 Annual Meeting of Stockholders

Date:	Wednesday, May 3, 2023
Time:	8:00 a.m. Central Time
Location:	Live webcast at www.virtualshareholdermeeting.com/MGY2023

The proxy materials, including this proxy statement, the proxy card and the 2022 Form 10-K, are being distributed and made available on or about March 17, 2023, to our stockholders of record as of the close of business on March 6, 2023 (the “Record Date”). The proxy statement and the 2022 Form 10-K are available online at www.magnoliaoilgas.com/investors/filings/sec-filings, and our proxy materials may also be accessed at www.proxyvote.com.

Beginning 15 minutes prior to, and during, the virtual Annual Meeting, a complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/MGY2023. In addition, information on how to obtain access to this list of stockholders will be available during the ten days preceding the Annual Meeting on our website at www.magnoliaoilgas.com/investors. Stockholders requesting access to the list will be asked to provide the 16-digit control number found on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials for the 2023 Annual Meeting previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Voting Matters and Board Recommendations

At the Annual Meeting, our stockholders will be asked to vote on the following matters:

Proposal	Board Recommendation
Election of the seven director nominees named in this proxy statement to serve on our Board for a one year term, commencing on the date of the Annual Meeting (Proposal 1)	FOR
Approval of an advisory, non-binding resolution regarding the compensation of our named executive officers for 2022 (“say-on-pay vote”) (Proposal 2)	FOR
Ratification of our independent registered public accounting firm for the 2023 fiscal year (Proposal 3)	FOR

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials or the Notice?

We sent you the proxy materials, including this proxy statement, the proxy card and our 2022 Form 10-K, or the Notice of Internet Availability of Proxy Materials for the 2023 Annual Meeting (the “Notice”), because we are holding our Annual Meeting and the Board is asking for your proxy to vote your shares of Common Stock at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote.

Certain of our stockholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. The Notice will provide stockholders with notice of the Annual Meeting and with instructions regarding how stockholders can access and review all of the proxy materials over the Internet. The Notice also provides instructions as to how you may submit your proxy electronically over the Internet. You cannot vote by marking the Notice and returning it. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on March 6, 2023, the Record Date for determining the stockholders who are entitled to vote at the Annual Meeting. As of the Record Date, there were a total of 192,020,845 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Our stockholders are entitled to one vote at the Annual Meeting for each share of Class A Common Stock or Class B Common Stock held of record as of the Record Date.

How do I attend and participate in the virtual Annual Meeting?

Our virtual Annual Meeting will be conducted on the Internet via live webcast at www.virtualshareholdermeeting.com/MGY2023. By logging into the webcast, you will be able to “attend” and listen to the meeting from any location, ask questions pertaining to the business of the Annual Meeting, and vote your shares electronically on all Proposals to be considered at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice previously mailed or made available to stockholders entitled to vote at the Annual Meeting. If you are a beneficial owner of shares held in street name, you will first be required to obtain a legal proxy from your broker, bank, or other nominee to vote at the virtual Annual Meeting. Please refer to “What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?” below for additional information about obtaining a legal proxy.

The virtual Annual Meeting will begin promptly at 8:00 a.m. Central Time on Wednesday, May 3, 2023. We encourage you to log into the Annual Meeting prior to the start time. Online access and check-in will begin at 7:45 a.m. Central Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Beginning 24 hours after the end of the Annual Meeting, www.virtualshareholdermeeting.com will provide a playback of the meeting, available for one year.

What if I have questions pertaining to the business of the Annual Meeting?

Stockholders may submit questions during the Annual Meeting in accordance with the rules of conduct for the Annual Meeting. If you have a question pertaining to the business of the Annual Meeting, you may submit it by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/MGY2023, typing your question in the appropriate field, and clicking to submit it. If you hold shares through a broker, bank, or other nominee and wish to ask a question at the Annual Meeting, you must first obtain a legal proxy from your broker, bank, or other nominee.

Each stockholder will be limited to no more than two questions. Timely-received questions pertinent to the business of the Annual Meeting will be read aloud and answered during the virtual Annual Meeting, subject to time constraints. All timely-received, appropriate questions, including any such questions that are not addressed at the meeting due to time constraints, will be posted, along with our responses, in the Investors section of our website as soon as practicable after the conclusion of the Annual Meeting. Questions on similar topics may be combined and answered together. We reserve the right to edit or reject questions we deem inappropriate.

What should I do if I have technical difficulties when trying to access the virtual Annual Meeting?

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/MGY2023, beginning at 7:45 a.m. Central Time on May 3, 2023, through the conclusion of the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. For purposes of all Proposals, holders representing a majority of the voting power of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions will count as present for the purpose of establishing a quorum. In addition, broker non-votes (described below) will be considered present for quorum purposes.

How do I vote?

If you were a holder of record of Common Stock on the Record Date, you may vote your shares electronically with respect to the Proposals at the virtual Annual Meeting, or you may vote in advance using any of the following methods:

Internet	Phone	Mail

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone. Have your proxy card in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Voting by using any of the methods above enables you to appoint Christopher G. Stavros, our President and Chief Executive Officer, Timothy D. Yang, our Executive Vice President, General Counsel, Corporate Secretary and Land, and Brian M. Corales, our Senior Vice President and Chief Financial Officer, each as your representative at the Annual Meeting, and to authorize them to vote your shares during the Annual Meeting in accordance with your instructions. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, it is strongly recommended that you vote in advance of the Annual Meeting using one of the methods above in case your plans change. If a Proposal comes up for vote during the Annual Meeting that is not currently contemplated, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

If you hold your shares in “street name,” you should follow the instructions provided by your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account at a broker, bank, broker-dealer, custodian, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to do so or to vote at or attend the Annual Meeting. Those instructions are contained in a “voter instruction form” provided to you. If you hold shares through a broker, bank, or other nominee and wish to be able to vote your shares electronically at the Annual Meeting, you must first obtain a “legal proxy” from your broker, bank, or other nominee.

What is a broker non-vote?

Under the rules that govern brokers who are voting with respect to shares that are held in “street name,” brokers have the discretion to vote such shares without voting instructions from the beneficial owner of the shares only on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, and not on non-routine matters, such as the election of directors or the advisory proposal on executive compensation. If you are a beneficial owner of Common Stock and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be voted on any non-routine proposal since the broker, bank, or other nominee does not have discretionary authority to vote. This results in a “broker non-vote” on that proposal.

Why would the Annual Meeting be adjourned or postponed?

The Board intends to adjourn and postpone the Annual Meeting if, as of May 3, 2023, the number of shares of Common Stock present at the Annual Meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the Proposals described in this proxy statement to be submitted to stockholders for consideration.

May I revoke my proxy or change my vote after I have voted?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	Providing written notice of revocation to the Corporate Secretary at Magnolia Oil & Gas Corporation, Nine Greenway Plaza, Suite 1300, Houston, Texas 77046 that is received no later than 5:00 p.m. Central Time on May 2, 2023, the day before the Annual Meeting;
●	Delivering a valid, later-dated proxy or a later-dated vote over the Internet or by telephone, in each case, no later than 10:59 p.m. Central Time on May 2, 2023, the day before the Annual Meeting; or
●	Attending the virtual Annual Meeting and voting your shares electronically during the meeting, which will automatically cancel any proxy previously given.

Please note that your attendance at the virtual Annual Meeting alone will not cause your previously granted proxy to be revoked unless you actually vote your shares electronically during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken. Please also note that if your shares of Common Stock are held of record by a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the materials provided to you by the broker, bank, or other nominee.

Will my shares be voted if I do not provide my proxy or if I do not indicate how to vote my proxy?

Your shares of Common Stock may be voted on routine matters if they are held in “street name” even if you do not provide the broker, bank, or other nominee with voting instructions. See “What is a broker non-vote?” above.

If you are a stockholder of record, you may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote FOR each director nominee, FOR approval on an advisory basis of our named executive officer compensation, and FOR ratification of the appointment of KPMG as our independent registered public accounting firm. If you are a stockholder of record and you do not provide a signed proxy card, vote electronically over the Internet or vote by telephone, your shares will not be voted.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who bears the costs of soliciting proxies?

We do. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Annual Meeting and has agreed to pay Innisfree a fee of $12,500. In addition, the Company will reimburse, or advance funds to, Innisfree for reasonable out-of-pocket expenses incurred in connection with Innisfree’s services and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages, and expenses. The Company also reimburses brokers, banks, and other nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners and in obtaining voting instructions from those owners. In addition, some of our employees or agents may contact you by telephone, by mail, or in person regarding the Annual Meeting proposals. None of our employees will receive any extra compensation for providing those services. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How can I obtain additional information about the Company?

A copy of the Company’s 2022 Form 10-K, which contains audited consolidated financial statements for the 2022 fiscal year, has been posted on the Internet along with this proxy statement, and these materials are available at www.proxyvote.com. Stockholders may also obtain a copy of our 2022 Form 10-K (without exhibits), at no charge, by writing to our Investor Relations department at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, or jjohnson@mgyoil.com, or by calling (713) 842-9033.

We also furnish or file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants, including the Company, that file with the SEC. The SEC’s website address is www.sec.gov. In addition, we make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K available free of charge on our website, at www.magnoliaoilgas.com, under the Investors tab as soon as reasonably practicable after they are filed or furnished with the SEC. Information on our website is not incorporated into this proxy statement or any of the Company’s other filings with the SEC. Our Class A Common Stock is listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “MGY.”

If you have any questions or need assistance voting your shares, you may contact Innisfree at 501 Madison Avenue, 20th Floor, New York, New York 10022.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of seven directors. The biographies of our Board members reflect a diversity of experience and a wide variety of attributes, skills, and qualifications that we believe allow our Board to effectively fulfill its oversight function in the best interests of our stockholders. Based on recommendations from the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), the Board has nominated the seven individuals named below for election as directors at the Annual Meeting:

Name of Director	Age (As of March 17, 2023)	Director Since
Christopher G. Stavros	59	September 2022
Arcilia C. Acosta	57	May 2017
Angela M. Busch	56	July 2018
Edward P. Djerejian	84	May 2017
James R. Larson	73	July 2018
Dan F. Smith	76	May 2017
John B. Walker	77	July 2018

Holders of our Class A Common Stock and Class B Common Stock are being asked to elect the seven directors listed above to serve a one year term, commencing on the date of the Annual Meeting, and until their respective successors are duly elected and qualified, subject to each such director’s earlier death, resignation, retirement, disqualification, or removal.

Information about Director Nominees

The following sets forth information regarding each nominee:

Christopher G. Stavros has served as our President and Chief Executive Officer and as a director since September 2022. Prior to his appointment to those roles, Mr. Stavros was Magnolia’s Executive Vice President and Chief Financial Officer since July 2018. Prior to joining Magnolia, Mr. Stavros served as Senior Vice President and Chief Financial Officer of Occidental Petroleum Corporation, whose principal businesses consist of oil and gas, chemical, and midstream and marketing segments (“Occidental”). Mr. Stavros joined Occidental in 2005 and was named Chief Financial Officer in 2014, having previously served as Vice President, Investor Relations and Treasurer. Mr. Stavros retired from Occidental in May 2017. Prior to joining Occidental, Mr. Stavros was a Senior Analyst at UBS with coverage of the Oil and Gas sector. Mr. Stavros received his BSBA from Boston University and received his MBA from the University of Rochester.

Mr. Stavros is well-qualified to serve as a director due to his 30 years of experience in the energy and financial industries. As an executive officer of the Company since our Business Combination (as defined below under “Certain Relationships and Related Party Transactions”), Mr. Stavros is committed to the principles of the business model established when Magnolia was founded, and his in-depth understanding of Magnolia’s day-to-day operations provides an important perspective on the Board.

Arcilia C. Acosta is the Chief Executive Officer of CARCON Industries & Construction, a full-service construction firm, and she is also the founder and Chief Executive Officer of Southwestern Testing Laboratories (STL Engineers), a geotechnical engineering and construction materials testing firm, both of which are based in Dallas, Texas. In February 2020, Ms. Acosta was elected to the board of directors of Vistra Corporation, a retail electricity and power generation company located in 18 states across the United States and the District of Columbia. She has also served on the board of directors of Veritex Holdings, Inc. since January 2021. Ms. Acosta’s prior corporate board service includes ten years on the board of directors of Energy Future Holdings Corporation, six years on the board of directors of Legacy Texas Financial Group, N.A., and two years on the board of directors of ONE Gas, Inc.

In November 2022, Governor Greg Abbott appointed Ms. Acosta as one of three co-chairs of the 2023 Texas Inaugural Committee. In April 2021, Governor Abbott appointed Ms. Acosta to the Texas Tech University Board of Regents for a

six-year term. Additionally, in March 2016, Governor Abbott appointed Ms. Acosta to the Texas Higher Education Coordinating Board, where she served a three-year term, and, in March 2020, Governor Abbott appointed her to the Strike Force to Open Texas for COVID-19. Ms. Acosta is one of 40 members from across the state appointed to this Special Advisory Council to Governor Abbott.  Ms. Acosta’s civic board service also includes the Communities Foundation of Texas and the Dallas Citizens Council, where she was recently named chairman for a three-year term from 2023 until 2026, making her only the second woman to hold that position in the 84-year history of the organization. She is also a member of the National Women Energy Directors Network. Ms. Acosta received a Bachelor of Arts from Texas Tech University and completed the Harvard University Business School Corporate Governance Program. In September 2021, she was awarded the Excellence in Business Award from Texas Tech University Rawls School of Business honoring distinguished alumni.

Ms. Acosta is well-qualified to serve as a director because of her broad range of experience and directorships.

Angela M. Busch currently serves as the Executive Vice President of Corporate and Business Development for Ecolab, Inc., a global leader in water, hygiene, and energy technologies and services (“Ecolab”), where she is responsible for acquisitions, divestitures, and alliances in support of Ecolab’s strategic objectives related to its global portfolio of businesses and activities. Ms. Busch has held this position since 2006. Prior to joining Ecolab, Ms. Busch held several positions related to strategy development and acquisition work including most recently Managing Director, Merger and Acquisitions Group at RBC Capital Markets. She previously held positions in Mergers and Acquisitions and Planning and Business Development at Honeywell and Land O’Lakes. Ms. Busch was also previously a management consultant at McKinsey & Company, where she focused on strategic initiatives for clients in the healthcare industry. Ms. Busch holds a Bachelor’s degree in Mechanical Engineering from the University of Minnesota Institute of Technology, a Master’s in Management from the Kellogg School of Management, and a Juris Doctorate from Northwestern University School of Law.

Ms. Busch is well-qualified to serve as a director because of her broad range of experience in the energy services sector, strategy development and acquisitions, and finance. She has demonstrated application of her expertise in a variety of institutional and industrial markets including the energy services market. Ms. Busch has managed energy services sector acquisitions for Ecolab, positioning her to possess a supplier perspective in the oil & gas industry. In addition, Ms. Busch’s background in mechanical engineering is an asset in Magnolia’s production operations. Lastly, having served on the Ecolab Executive Council for 16 years, Ms. Busch has direct knowledge of the decisions and challenges involved in the successful execution of a sustainable, high growth plan of a public company.

Edward P. Djerejian served in the U.S. Foreign Service for eight presidents, from John F. Kennedy in 1962 to William J. Clinton in 1994. Prior to his nomination by President Clinton as U.S. ambassador to Israel, in which position he served from 1993 to 1994, he was assistant secretary of state for Near Eastern affairs in both the George H.W. Bush and the Clinton administrations from 1991 to 1993. He was the U.S. ambassador to the Syrian Arab Republic from 1988 to 1991. He also served as special assistant to President Ronald Reagan and deputy press secretary for foreign affairs in the White House from 1985 to 1986.

After his retirement from government service in 1994, he became founding director of Rice University’s Baker Institute for Public Policy, a premier nonpartisan public policy think tank, which he led for 28 years until June 2022. He was appointed a senior fellow at the Middle East Initiative at Harvard Kennedy School’s Belfer Center for Science and International Affairs in June 2022. He has been awarded the Presidential Distinguished Service Award, the Department of State’s Distinguished Honor Award, and numerous other honors, including the Ellis Island Medal of Honor and the Anti-Defamation League’s Moral Statesman Award. He is also a recipient of the Association of Rice Alumni’s Gold Medal and is a life member of the Baker Institute’s Board of Advisors. In 2011, Ambassador Djerejian was elected a fellow of the American Academy of Arts and Sciences. He has been a member of the Board of Trustees of the Carnegie Corporation of New York since 2011, where he has served as Vice Chairman and Chairman of the Audit Committee. Ambassador Djerejian previously served as a director of Occidental from 1996 to 2015, serving as Chairman of the Board from 2013 to 2015, and as a director of Baker Hughes Incorporated and Global Industries, Ltd., where he was Chairman of the Governance Committee. He has served on the board of directors of The Mexico Fund, Inc. since 2013. He holds a Bachelor of Science and a Doctor of Humane Letters, honoris causa, from Georgetown University, as well as a Doctor of Laws, honoris causa, from Middlebury College.

Ambassador Djerejian is well-qualified to serve as a director because of his significant directorship experience.

James R. Larson has served as an independent director of CSI Compressco GP LLC, and its predecessor CSI Compressco GP Inc., general partner of CSI Compressco L.P., a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage, and as Chairman of its Audit Committee since July 2011 and served as a member of its Conflicts Committee from April 2012 until January 2021 and as Chairman of its Conflicts Committee since August 2021. From September 2005 until his retirement on January 1, 2006, Mr. Larson served as senior vice president of Anadarko Petroleum Corporation, an independent exploration and production company (“Anadarko”). From December 2003 to September 2005, Mr. Larson served as Senior Vice President, Finance and Chief Financial Officer of Anadarko. From 2002 to 2003, Mr. Larson served as Senior Vice President, Finance of Anadarko, where he oversaw treasury, investor relations, internal audits, and acquisitions and divestitures. From 1995 to 2002, Mr. Larson served as Vice President and Controller of Anadarko, where he was responsible for accounting, financial reporting, budgeting, forecasting, and tax. Prior to that, he held various tax and financial positions within Anadarko after joining the company in 1981.

Mr. Larson is a current member of the American Institute of Certified Public Accountants, Financial Executives International, and the Tax Executives Institute. Mr. Larson also served on the board of directors of EV Management, LLC, the general partner of EV Energy GP, L.P., which is the former general partner of EV Energy Partners, L.P., from September 2006 until June 2018. He received his Bachelor of Business Administration from the University of Iowa.

Mr. Larson has over 30 years of experience in the oil and natural gas business and has served as Chief Financial Officer of a large independent oil and natural gas company. We believe that his knowledge of the industry, finance, and accounting makes him well-qualified to serve as a director.

Dan F. Smith is a retired Chief Executive Officer of Lyondell Chemical Company, which operated in the chemicals, polymers, and fuels business segments (“Lyondell”), and its wholly owned subsidiaries Millennium Chemicals Inc. and Equistar Chemicals, LP., a position he held from December 1996 until his retirement in December 2007. From June 2007 to December 2007, Mr. Smith was also Chairman of Lyondell. Mr. Smith began his career as an engineer with Atlantic Richfield Company in 1968. He was elected President of Lyondell in August 1994 and Chief Executive Officer in December 1996.

Mr. Smith has served as a director and Chairman of the Board of Orion Engineered Carbons, S.A. since 2014. During the past five years, Mr. Smith served on the boards of directors of Kraton Corp., where he was Chairman of the Board from 2008 until the company was sold in 2022, Nexeo Solutions, Inc., Northern Tier Energy GP LLC, and the general partner of Valerus Compression Services, L.P. (doing business as Axip Energy Services, L.P.). He also serves as a member of the College of Engineering Advisory Council at Lamar University. Mr. Smith is a graduate of Lamar University with a Bachelor of Science in chemical engineering.

Mr. Smith is well-qualified to serve as a director because of his significant directorship experience and broad experience in energy and energy-related sectors.

John B. Walker is Executive Chairman of EnerVest, Ltd., an oil and natural gas company (“EnerVest”), a position he has held since December 2020. He previously served as EnerVest’s Chief Executive Officer since its formation in 1992. During his time on Wall Street, Mr. Walker was selected by Institutional Investor as an “All-American” energy analyst for six years in a row. In November 2007, Mr. Walker received the oil and gas industry’s highest honor, the Chief Roughneck Award. Mr. Walker served the Independent Petroleum Association of America (“IPAA”) as Chairman from 2003 to 2005. Mr. Walker previously served as Chairman of the Board of Stewards of Chapelwood United Methodist Church and Chairman of the board of directors of the Sam Houston Area Council of the Boy Scouts of America. During his time with the Boy Scouts of America, Mr. Walker received the Distinguished Eagle Award in May 2007 and the Silver Beaver Award in 2001. Mr. Walker is a member of the National Petroleum Council and All-American Wildcatters. In November 2015, Mr. Walker was named as a National Finalist for the EY Entrepreneur of the Year and, prior to that, he was named Distinguished Alumni at Texas Tech University in 2004. Mr. Walker served on the board of directors of PetroLogistics LP from 2012 until 2014 and currently serves on the Board of Regents of the Texas Tech

University System. Mr. Walker holds a Bachelor of Business Administration, with honors, from Texas Tech University and a Master of Business Administration, with distinction, from New York University.

Mr. Walker is well-qualified to serve as a director because of his broad range of experience in the energy industry and with EnerVest.

Vote Required and Board Recommendation

The director nominees will be elected by a plurality of the votes cast by holders of outstanding shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting, voting as a single class. Stockholders may not cumulate their votes with respect to the election of directors, and proxies cannot be voted for a greater number of individuals than the seven nominees named in this proxy statement. A properly-executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Broker non-votes also have no effect on the outcome of the vote on this Proposal.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES TO THE BOARD.

CORPORATE GOVERNANCE

Role of the Board of Directors

We maintain a diverse Board made up of individuals with different professional experiences and backgrounds, including gender, race, ethnicity, age, and other factors. These individuals bring expertise in exploration and production, finance and accounting, public company leadership, government, academia, strategic planning, and operations to their roles on our Board.

The role of the Board is to provide oversight of management’s policies and strategies, with a commitment to enhancing stockholder value over the long term. The non-employee directors meet regularly without members of management present in executive session, which may include regular executive sessions of independent directors only. When the position of Chairman of the Board is not held by an independent director, the Lead Independent Director presides at executive sessions of the independent directors.

Members of the Board are expected to make every effort to attend the meetings of the Board and the committees upon which they serve. During the 2022 fiscal year, the Board held seven meetings. All of our incumbent directors attended at least 90% of the aggregate of the total meetings of the Board and the committees on which they served during the 2022 fiscal year. Our Corporate Governance Guidelines provide that all directors are encouraged to attend our annual stockholder meetings, and all of our directors attended our 2022 Annual Meeting of Stockholders.

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. When the position of Chairman is not held by an independent director, a Lead Independent Director may be designated by the Board. The Board believes that utilizing a Lead Independent Director ensures an appropriate level of independent oversight and that such individual serves as an effective liaison between the Chairman of the Board and the independent directors. The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its stockholders.

From Magnolia’s inception in 2017 until shortly before his passing in September 2022, Mr. Chazen held the dual roles of Chairman of the Board and Chief Executive Officer. During this period in the early life of the Company, the Board determined that it was in the best interests of the Company and its stockholders to have a Chairman with direct insight into both Magnolia’s day-to-day business and the important issues to be addressed by the Board. Ambassador Djerejian served as Lead Independent Director of the Company from the July 31, 2018 closing date of the Business Combination that formed Magnolia (as described further below under “Certain Relationships and Related Party Transactions”) until May 2, 2022 (the day preceding our 2022 Annual Meeting of Stockholders). Effective as of the date of our 2022 Annual Meeting, Mr. Smith was appointed Lead Independent Director of the Company. Both Ambassador Djerejian and Mr. Smith have significant experience serving as a corporate board chairman, making them well-suited for this position.

Beginning September 21, 2022, Mr. Smith was appointed to serve as Chairman of the Board and Mr. Stavros was appointed as President and Chief Executive Officer and as a director. Given Mr. Smith’s extensive experience in board leadership and the Company’s significant growth over the past five years, the Board has determined that separation of the offices of Chairman of the Board and Chief Executive Officer is currently in the best interests of the Company and its stockholders.

Independence of Directors

Under the NYSE listing rules, the Company is required to have a majority of independent directors serving on the Board. In making independence determinations, the Board observes all applicable requirements, including the corporate governance listing standards established by NYSE, and carefully considers all relevant facts and circumstances. To be considered independent, the Board must determine under applicable NYSE listing standards that a director does not have any direct or indirect “material” relationship with the Company. The Board has also adopted standards for determining whether a director is independent, which examine a variety of potential relationships between the director or the director’s immediate family members and the Company, its auditors, and certain other entities. These standards are located in the Company’s Corporate Governance Guidelines, which are available in the Sustainability—Corporate Governance section of our website at www.magnoliaoilgas.com.

The Board has determined that Mmes. Acosta and Busch, Ambassador Djerejian, and Messrs. Larson and Smith are independent within the meaning of Section 303A.02 of the NYSE Listing Manual. Mr. Larson has historically been one of EnerVest’s nominees pursuant to the terms of the Stockholder Agreement, dated as of July 31, 2018 (the “Stockholder Agreement”), which was considered by the Board in its determination of Mr. Larson’s independence. EnerVest’s nomination rights under the Stockholder Agreement ceased effective December 31, 2022, when the Stockholder Agreement terminated in accordance with its terms. Certain of our directors have from time to time been directors or executive officers at companies on whose board of directors other of our directors have served. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of Magnolia.

Board Role in Risk Oversight

In its risk oversight role, the Board has the responsibility to oversee the Company’s risk management process to ensure its adequacy and that it is implemented properly by management. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management also attends Board meetings, as well as certain committee meetings, in order to review impacts to our operations, assess our progress on internal priorities, and address any questions or concerns raised by directors on risk management and any other matters, including but not limited to the regulation of emissions, our environmental commitments, climate related risk, and the health and safety aspects of our business. The Board monitors these risks, including stakeholder concerns, to ensure that the Company responds accordingly.

The committees of the Board also assist the Board in fulfilling its oversight responsibilities in certain areas of risk as follows:

Audit Committee	Compensation Committee	Governance Committee
●
Assists the Board in fulfilling its oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls.
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Has general oversight over cybersecurity risks and management’s cybersecurity policies and practices.
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Monitors and reviews the Company’s compliance with its Risk Management Policy relating to commodity hedging transactions.
●
Regularly reviews risk assessment reports provided by management.

●
Develops compensation arrangements designed to attract and retain employees, while appropriately reflecting Company performance and aligning with stockholder interests.
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Annually assesses whether the Company’s compensation policies and practices could lead to excessive risk-taking behavior by executives and employees.
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Develops, in consultation with our Chief Executive Officer, the Company’s management succession plan.

●
Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure, and corporate governance.
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Assesses the effect on the Board’s leadership structure of the Board’s role in the risk oversight of the Company.
●
Provides general oversight and recommendations to the Board regarding the Company’s ESG policies and practices.

All of the committees report back to the full Board as to the committees’ activities and matters discussed and reviewed at the committees’ meetings.

Commitment to Sustainability

At Magnolia, our mission is to build a winning company that safeguards workers and the environment, enhances careers, strengthens local communities, and increases value for all stakeholders. We believe we are well positioned to deliver sustained value for our investors while operating our business in a safe and environmentally responsible manner. We recognize that with growth comes increased responsibility to share information about our business and our priorities in the areas of environmental stewardship, safety, workforce diversity, community outreach, and corporate governance.

One important first step in that process was the release of our inaugural sustainability report in 2021, followed by an enhanced sustainability report in 2022. Our 2022 report provides an overview of Magnolia and our culture, discloses our 2021 performance aligned with the Sustainable Accounting Standards Board standards for Oil and Gas – Exploration and Production, and describes the actions we have taken and results we have achieved in several ESG-related areas. We plan to continue to build on the report going forward to keep our stakeholders informed about our efforts to sustainably deliver value and responsibly develop oil and natural gas resources. Our 2022 sustainability report is available for download in the Sustainability—Sustainability Overview section of our website at www.magnoliaoilgas.com. The report is not incorporated by reference into this proxy statement or considered to be part of this document. Highlights of our ESG practices generally include:

● e flared less than 1% of our total gross Magnolia operated production each year. ●
Environmental
Efforts to Minimize Flaring
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We do not conduct “routine flaring” as the activity is currently defined by the World Bank.
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From 2019 through 2022, we flared less than 1% of our total gross Magnolia operated production each year.
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We reduced our flaring intensity rate (the amount of gas flared as a percentage of our total production) by 59% in 2022 as compared to 2021.

Reducing Methane and Volatile Organic Compounds (“VOC”) Emissions
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We have integrated Vapor Recovery Towers and Vapor Recovery Units into our tank battery designs to capture flash gas and tank vapors to minimize fugitive emissions from our storage tanks. Beginning in 2021, we adopted new blower technology to further reduce our tank vapor emissions.
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We use optical gas-imaging cameras to identify and eliminate natural gas leaks from our equipment. On average, Magnolia’s in-house Leak Detection and Repair team surveys our facilities at double the frequency required by regulations, allowing us to cut the time to repair issues in half.
●
In 2022, we focused on additional methods to reduce our methane emissions such as converting pneumatic control devices to instrument air.
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Magnolia is a member of The Environmental Partnership of the American Petroleum Institute, which consists of oil and natural gas companies committed to improving the industry’s environmental performance, and participates in the Partnership’s Leak Detection and Repair Program to share best practices to identify and reduce fugitive emissions.

Lessening Surface Impacts
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Magnolia does not operate in any areas containing critical habitats, as designated by wildlife protection laws, or known to contain threatened, endangered, or migrating species.
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We use pad drilling to drill multiple wells from a single surface location, which reduces our physical footprint, minimizes surface impacts, and allows us to produce hydrocarbons more efficiently.
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During 2022, we implemented an enhanced maintenance management program to drive spill reductions through streamlined incident reporting, improved investigative processes, and the implementation of corrective actions.

Managing Chemicals Responsibly
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We do not routinely generate hazardous wastes in our operations that could pose a threat to land resources, wildlife, or residents nearby our facilities.
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99% of what we pump in our hydraulic fracturing operations is water. We do not use diesel or fluids containing benzene, toluene, ethylbenzene, or xylenes (BTEX) in the hydraulic fracturing process.
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After every fracturing operation, we work with our service providers to post publicly available information about the chemicals we use on the FracFocus website.

Protecting Water Resources
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Magnolia does not operate in areas where we have identified water scarcity as an issue. Before we begin any new development, we identify any streams, creek beds, or wetlands and take action required by regulation to protect those areas.
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We set protective casings to protect usable-quality aquifers where we operate. In all, we routinely install seven alternating layers of steel and cement to create an impermeable barrier between the wellbore and groundwater. Before hydraulic fracturing operations begin, we pressure test the well per industry best practices to ensure long term well integrity.
●
We adopted a water recycling pilot program in 2021, which allowed us to replace 6% of our freshwater usage in drilling operations with produced formation water. In 2022, we standardized our use of recycled produced water in select drilling operations, as well as in our completions pump down work, which allowed us to increase the total volume of produced formation water used in our operations from 28,207 bbls in 2021 to 336,227 bbls in 2022.
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Produced water that we do not recycle is injected into intermediate-depth saltwater disposal wells. The volumes we inject into these wells are within permitted levels.
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We seal off inactive wellbores and actively monitor and assess the mechanical integrity of legacy inactive wells.

Social
Valuing Safety
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Our health, safety, environmental and regulatory (“HSER”) team is led by a seasoned industry executive who directs our work in process and field-based safety and regulatory relations and, beginning in 2021, we added a new HSER representative to our field organization tasked with supporting our drilling and completion operations.
●
In 2022, our full-time field employees each received an average of 37 hours of safety training designed to enhance their skills.
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In order to support safe conditions for our contractors, we use Safety Coaches and mentorship programs to help train new-to-industry personnel, and we hold bi-weekly safety round-ups to raise awareness of recent industry safety incidents and encourage accountability across our operations.
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The Magnolia Good Catch Program recognizes employees who identify and submit potential safety or environmental issues before they arise.
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We maintain field level and corporate emergency response and crisis communication plans, conduct drills to test those plans, and work to continuously improve incident response times.
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Magnolia has not recorded a fatal accident in connection with our operations since the company’s inception.

Fostering Workforce Diversity
●
One of our key priorities is to hire the most qualified individuals while fostering workforce diversity. As of December 31, 2022, 25% of our total employee population was female and 30% identified as a member of a minority group, as defined by the U.S. Equal Employment Opportunity Commission. At our headquarters in Houston, 39% of employees were female and 37% identified as a member of a minority group. At our field offices in Giddings and Gillett combined, 6% of employees were female and 20% identified as a member of a minority group.
●
Within our current officer team, three of our 13 officers are female and two of our 13 officers identify as a member of a minority group.

Creating a Winning Team and an Ownership Culture
●
At Magnolia, all employees receive Company shares as part of their overall compensation. As owners, our employees use their diverse experience and expertise to create value for investors by growing our assets, generating free cash flow, maintaining financial flexibility and ensuring thoughtful capital allocation.
●
We require employees to complete cybersecurity training courses twice a year so they have the tools to understand current cyberthreats and know how to counter them.
●
Our Magnolia Insights business education seminars help our team better understand our business and the roles various groups within the Company play in executing our strategy.
●
Magnolia offers a workplace flexibility program designed to support its business operations while giving eligible employees flexibility to work where they can be most productive.

● In 2022, we launched an Education Assistance Program to provide eligible employees with financial assistance to pursue a business-related education or professional certification.
Supporting Our Communities
●
We make a $1,000 donation annually on each employee’s behalf to the charitable organization of their choice, and in 2021 donated nearly $160,000 to over 100 different health and human services, faith-based, educational, youth and child services, and other organizations. In 2022, this amount grew to $193,000 in donations to local and national non-profits.
●
As part of Magnolia’s Field Giving Program, our field operations teams make donations on our behalf to support volunteer fire departments, school districts, food banks, community scholarship funds, and other non-profits in the areas where we operate. In 2022, our field teams donated more than $23,000 to 18 organizations.

Governance
Valuing Diversity and Independence
●
Five of our seven Board members (or 71% of our Board) are independent. All members of our Board committees are independent directors.
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An independent, non-executive director serves as Chairman of the Board.
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Two of our directors, Mmes. Acosta and Busch, are women. One of our three Board committees is chaired by a woman.
●
One of our directors, Ms. Acosta, is Hispanic.

Promoting Strong Corporate Governance Practices
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All of our directors are elected on an annual basis.
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We do not have any super-voting shares, meaning each share of our Class A and Class B Common Stock is entitled to one vote.
●
We do not have a shareholder rights (poison pill) or similar plan.
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We regularly refresh our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other governance documents.
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The Board and its committees conduct annual self-evaluations.
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We have adopted insider trading, anti-hedging, and anti-pledging policies and have implemented significant stock ownership guidelines for our officers and directors.
●
We have an active stockholder engagement program. We recognize the importance of listening to and seeking feedback from our stakeholders as we make decisions about how we manage ESG risks and opportunities facing our business.

Beginning in 2021, the duties and responsibilities of our Governance Committee pursuant to its charter have included oversight over our ESG policies and practices, which may include but is not limited to responsibility for environmental and safety policies, evaluating reputational and ESG governance risk, monitoring legislative and regulatory developments, social responsibility issues, philanthropy, political activity, and overseeing the preparation of our sustainability reports. We also have an ESG working group, consisting of select individuals across the Company, to manage our ESG initiatives and regularly report to the Governance Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics applicable to the directors, officers, and employees of the Company and its subsidiaries. We have also adopted Corporate Governance Guidelines that address, among other things, director qualifications, responsibilities, and compensation, director access to officers, employees and advisors, and determinations regarding director independence. Copies of the Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available in the Sustainability—Corporate Governance section of our website at www.magnoliaoilgas.com. We intend to disclose any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to senior executives by posting such information, if any, on the Company’s website.

Committees of the Board of Directors

Our Bylaws authorize the Board to appoint such committees as it deems advisable, with each committee having the authority to perform the duties determined by the Board. Each of the Board’s three standing committees reports to the Board and is comprised entirely of independent directors. The composition, duties, and responsibilities of these committees are set forth below.

Audit Committee. The principal functions of the Audit Committee are detailed in the Audit Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include overseeing:

●	Audits and the integrity of the Company’s financial statements;
●	The Company’s processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;
●	The qualifications, engagement, compensation, independence, and performance of the Company’s independent auditor; and
●	The performance of the Company’s internal audit function.

Under the NYSE listing standards and applicable SEC rules, the Company is required to have at least three members on the Audit Committee, all of whom must be independent. Currently, the Audit Committee consists of Messrs. Larson and Smith and Ms. Busch, with Mr. Larson serving as the chair. The Board has determined that Messrs. Larson and Smith and Ms. Busch qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that each of Messrs. Larson and Smith qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee held four meetings during the 2022 fiscal year.

Compensation Committee. The principal functions of the Compensation Committee are detailed in the Compensation Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include:

●	Determining and approving the compensation of executive officers;
●	Reviewing and approving incentive compensation and equity compensation policies and programs; and
●	Planning for Chief Executive Officer and management succession and guiding and overseeing management development.

For additional information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Director Compensation” and “Compensation Discussion and Analysis” in this proxy statement. Subject to applicable laws and rules, the Compensation Committee may delegate its responsibilities to a subcommittee solely comprised of one or more members of the Compensation Committee or, with respect to the administration of the Company’s incentive compensation and equity-based compensation plans, to management.

Under the NYSE listing standards, the Company is required to have a Compensation Committee, all members of which must be independent. Currently, the Compensation Committee consists of Ms. Acosta, Ambassador Djerejian, and Mr. Smith, with Ambassador Djerejian serving as the chair (beginning at the date of our 2022 Annual Meeting of Stockholders). The Board has determined that Ms. Acosta, Ambassador Djerejian, and Mr. Smith qualify as independent directors according to applicable NYSE rules and regulations with respect to compensation committee membership and as non-employee directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. The Compensation Committee held two meetings during the 2022 fiscal year.

Compensation Committee Interlocks and Insider Participation. For the 2022 fiscal year, the Compensation Committee consisted of Ms. Acosta, Ambassador Djerejian, and Mr. Smith. No member of the Compensation Committee is or has been an executive officer of Magnolia, was an employee of Magnolia during the last fiscal year or as of the date of this proxy statement, or is serving or has served as an executive officer of another entity at which an executive officer of

Magnolia is a member of such entity’s compensation committee. During 2022, no executive officer of Magnolia served as a director of another entity that had an executive officer serving as a Magnolia director.

Nominating and Corporate Governance Committee. The principal functions of the Governance Committee are detailed in the Governance Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include:

●	Identifying, screening, and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the Annual Meeting of Stockholders or to fill vacancies on the Board;
●	Overseeing the Company’s Corporate Governance Guidelines and overall corporate governance practices and principles;
●	Overseeing the annual self-evaluation of the Board, its committees, individual directors, and management, and monitoring compliance with the Company’s stock ownership guidelines for directors and executive officers; and
●	Providing oversight and recommendations to the Board regarding the Company’s ESG policies and practices.

For additional information regarding the Board’s internal review process, please see “—Qualifications of Directors and Board Diversity” in this proxy statement.

Currently, the Governance Committee consists of Mmes. Acosta and Busch, Ambassador Djerejian, and Mr. Larson, with Ms. Acosta serving as the chair. The Governance Committee held two meetings during the 2022 fiscal year.

Process for the Selection of New Directors

Each year, the Board proposes a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Directors are elected for a one year term.

In fulfilling its responsibility to oversee the selection of directors, the Governance Committee will consider persons identified by our stockholders, management, and others. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, directors, and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Governance Committee at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046.

Qualifications of Directors and Board Diversity

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board and the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills, and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. As part of this process, the Governance Committee considers director feedback provided through the annual self-evaluations of the Board and its committees, which consist of formal assessments by members of the performance of the Board and each standing committee for the year to ensure the Board and its committees are functioning effectively and to identify areas of potential improvement.

In identifying and screening director candidates, the Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, relevant experience, and courage. In addition, the Governance Committee believes that, in general, directors should be actively engaged in business, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, and be willing to devote significant time to the oversight duties of the board of directors of a public company.

The Board considers diversity to be a relevant factor when evaluating director candidates so that the Board’s membership overall possesses the variety of knowledge and skills that will best support Magnolia’s governance and strategic needs. Pursuant to its charter, the Governance Committee will include diversity among the attributes it considers in its annual assessment of the appropriateness of the Board’s composition. Specifically, the Governance Committee considers how a candidate is able to promote a diversity of viewpoint or perspective based on the person’s education, background (including gender, race, ethnicity, age, and other factors), experience, and professional employment (for example, in relation to finance and accounting, operations, strategy, risk management, technical expertise, policy-making, etc.). In addition, after considering the qualifications, skills, and attributes possessed by the Board’s membership, the Governance Committee also considers whether there are any areas of expertise, requirements, or other characteristics that would enhance the make-up of the overall Board and its ability to effectively fulfill its oversight function in the best interests of our stockholders.

Since the closing of the Business Combination forming Magnolia in July 2018, we have had two directors who are women and one director who is Hispanic. To further Magnolia’s commitment to diversity, the Governance Committee will instruct any director search firm retained by the Governance Committee to present a diverse pool of candidates, including women, minorities, and other candidates who are members of underrepresented communities.

Communications with the Board

All stockholders and other interested parties who wish to contact the Board may send written correspondence to Magnolia Oil & Gas Corporation, Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, Attention: Corporate Secretary or Chairman of the Board. Communications may be addressed to an individual director (including the Chairman of the Board), to the non-employee or independent directors as a group, or to the Board as a whole.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of shares of Class A Common Stock and Class B Common Stock, as of March 6, 2023, by:

●	Each person who is known by the Company to own beneficially more than 5% of the outstanding shares of any class of the Company’s voting securities;
●	Each of the Company’s current named executive officers and directors; and
●	All current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over the security or has the right to acquire the security within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial Ownership Table

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is Nine Greenway Plaza, Suite 1300, Houston, Texas 77046. The beneficial ownership of voting securities of the Company is based on 192,020,845 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock, in each case, issued and outstanding as of March 6, 2023.

	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
Five Percent (5%) or Greater Stockholders
EnerVest, Ltd. (1)	8,296,077	4.3%	21,826,805	100.0%	30,122,882	14.1%
The Vanguard Group, Inc. (2)	16,647,997	8.7%	—	—	16,647,997	7.8%
T. Rowe Price Investment Management, Inc. (3)	15,720,703	8.2%	—	—	15,720,703	7.4%
BlackRock, Inc. (4)	12,561,232	6.5%	—	—	12,561,232	5.9%
AllianceBernstein L.P. (5)	10,574,207	5.5%	—	—	10,574,207	4.9%

Directors and Named Executive Officers (6)
Arcilia C. Acosta	124,860	*	—	—	124,860	*
Angela M. Busch	90,505	*	—	—	90,505	*
Edward P. Djerejian	106,604	*	—	—	106,604	*
James R. Larson	68,154	*	—	—	68,154	*
Dan F. Smith	106,604	*	—	—	106,604	*
John B. Walker (7)	8,897,681	4.6%	21,826,805	100.0%	30,724,486	14.4%
Christopher G. Stavros	477,374	*	—	—	477,374	*
Timothy D. Yang	439,190	*	—	—	439,190	*
Brian M. Corales	62,117	*	—	—	62,117	*
Steve F. Millican	209,108	*	—	—	209,108	*
All directors and executive officers, as a group (10 individuals) (8)	2,286,120	1.2%	—	—	2,286,120	1.1%
*	Less than 1%.
(1)	EnerVest may be deemed to have beneficial ownership of 8,296,077 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock. Such shares are held by EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-C, L.P. and EnerVest Energy Institutional Fund XIV-C-AIV, L.P. EnerVest has shared voting and dispositive power over these shares. EnerVest does not have sole voting or dispositive power over any shares. The business address of EnerVest is 1001 Fannin Street, Suite 800, Houston, Texas 77002. This information is based on EnerVest’s most recent Statement on Schedule 13D/A filed on November 8, 2022.

(2)	The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock. Vanguard has shared voting power over 299,367 shares of Class A Common Stock, sole dispositive power over 16,200,959 shares of Class A Common Stock, and shared dispositive power over 447,038 shares of Class A Common Stock. Vanguard does not have sole voting power over any of the shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G/A filed on February 9, 2023.
(3)	T. Rowe Price Investment Management, Inc. (“T. Rowe”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock. T. Rowe has sole voting power over 4,962,174 shares of Class A Common Stock and sole dispositive power over 15,720,703 shares of Class A Common Stock. T. Rowe does not have shared voting or shared dispositive power over any of the shares and does not have the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. T. Rowe’s address is 101 E. Pratt Street, Baltimore, Maryland 21201. This information is based on T. Rowe’s most recent Statement on Schedule 13G filed on February 14, 2023.
(4)	BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares of Class A Common Stock. BlackRock has sole voting power over 12,242,960 shares of Class A Common Stock and sole dispositive power over 12,561,232 shares of Class A Common Stock. BlackRock does not have shared voting or shared dispositive power over any of the shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055. This information is based on BlackRock’s most recent Statement on Schedule 13G/A filed on February 1, 2023.
(5)	AllianceBernstein L.P. (“AllianceBernstein”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock, which were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein has sole voting power over 9,563,206 shares of Class A Common Stock, sole dispositive power over 10,526,079 shares of Class A Common Stock, and shared dispositive power over 48,128 shares of Class A Common Stock. AllianceBernstein does not have shared voting power over any of the shares. AllianceBernstein’s address is 1345 Avenue of the Americas, New York, NY 10105. This information is based on AllianceBernstein’s most recent Statement on Schedule 13G filed on February 14, 2023.
(6)	Does not include any shares of Class A Common Stock that are subject to outstanding restricted stock units (“RSUs”), performance share units (“PSUs”) or performance restricted stock units (“PRSUs”) previously granted to our directors or executive officers, except to the extent the directors and executive officers have the right to acquire any such shares within 60 days of March 6, 2023. The amounts reported for each of the non-employee directors include 5,284 RSUs that are scheduled to vest on May 2, 2023, the day preceding the Annual Meeting, subject to the director’s continued service through that date. In addition, the amounts reported for Mmes. Acosta and Busch include vested RSUs held in the nonqualified deferred compensation plan (11,306 for Ms. Acosta and 51,760 for Ms. Busch). Information regarding all outstanding RSU, PSU, and PRSU awards held by each director and executive officer as of December 31, 2022 may be found in the tables and accompanying footnotes in the sections entitled “Director Compensation—Director Compensation Table” and “Executive Compensation—Outstanding Equity Awards at 2022 Fiscal Year-End.”
(7)	Mr. Walker’s beneficial ownership is derived from his pecuniary interest in (a) with respect to Class A Common Stock, EnerVest Energy Institutional Fund XIV-C, L.P. (other than the 596,320 shares of Class A Common Stock and 5,284 RSUs held directly by Mr. Walker), and (b) with respect to Class B Common Stock, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., and EnerVest Energy Institutional Fund XIV-C-AIV, L.P. Mr. Walker disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock held by these entities, except to the extent of his pecuniary interest therein.
(8)	Does not include 8,296,077 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock owned by EnerVest Energy Institutional Fund XIV-C, L.P., EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., and EnerVest Energy Institutional Fund XIV-C-AIV, L.P., as applicable. Mr. Walker has disclaimed beneficial ownership of such shares except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

At the closing of our completed business combination on July 31, 2018 (the “Business Combination”), Magnolia Oil & Gas Parent LLC (“Magnolia LLC”) and certain funds affiliated with EnerVest party thereto (the “EnerVest Members”) entered into Magnolia LLC’s amended and restated limited liability company agreement (the “Magnolia LLC Agreement”), which sets forth, among other things, the operations of Magnolia LLC and the rights and obligations of the holders of units in Magnolia LLC (“Magnolia LLC Units”).

Pursuant to the Magnolia LLC Agreement, the EnerVest Members have a redemption right, which entitles them to cause Magnolia LLC to redeem, from time to time, all or a portion of their Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for, at Magnolia LLC’s option, either (i) newly issued shares of Class A Common Stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications), or (ii) a cash payment equal to the product of (A) the number of shares of Class A Common Stock that would have been received in the redemption if the cash payment election had not been made, and (B) the average of the volume-weighted average price of a share of Class A Common Stock for the ten trading days prior to the date the EnerVest Members deliver a notice of redemption for each Magnolia LLC Unit redeemed. To date since the beginning of the 2022 fiscal year, the EnerVest Members redeemed 19.5 million Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for an equivalent number of shares of Class A Common Stock and subsequently sold these shares to the public. Magnolia did not receive any proceeds from the sale of shares of Class A Common Stock by the EnerVest Members. See “—Registration Rights Agreement” below for additional information regarding registered sales of Class A Common Stock by the EnerVest Members.

In connection with Magnolia’s declaration of cash dividends to date since the beginning of the 2022 fiscal year, as applicable: (i) on February 3, 2022, Magnolia LLC declared a cash distribution of $0.20 per Magnolia LLC Unit and $8.6 million was distributed to the EnerVest Members in the aggregate, (ii) on August 2, 2022, Magnolia LLC declared a cash distribution of $0.10 per Magnolia LLC Unit and $2.9 million was distributed to the EnerVest Members in the aggregate, (iii) on October 27, 2022, Magnolia LLC declared a cash distribution of $0.10 per Magnolia LLC Unit and $2.9 million was distributed to the EnerVest Members in the aggregate, and (iv) on January 31, 2023, Magnolia LLC declared a cash distribution of $0.115 per Magnolia LLC Unit and $2.5 million was distributed to the EnerVest Members in the aggregate.

Upon entry into the Magnolia LLC Agreement, Magnolia became the sole managing member of Magnolia LLC. Since the closing of the Business Combination, Magnolia has operated its business through Magnolia LLC and its subsidiaries. As of March 6, 2023, Magnolia (and its subsidiary Magnolia Oil & Gas Holdings, LLC) owned approximately 89.8% of the interest in Magnolia LLC, and the noncontrolling interest was 10.2%.

Stockholder Agreement

In connection with the closing of the Business Combination, Magnolia entered into the Stockholder Agreement with TPG Pace Energy Sponsor, LLC (“Sponsor”) and certain funds affiliated with EnerVest. The Stockholder Agreement provided that it would terminate as to a stockholder upon the time at which such stockholder or any of its affiliates no longer has the right to designate an individual for nomination to the Board under the agreement and that it would automatically terminate in its entirety on December 31, 2022. As discussed further below, the Stockholder Agreement terminated as to Sponsor upon a distribution of its shares of Class A Common Stock in August 2019 and terminated in its entirety on December 31, 2022.

Under the Stockholder Agreement, EnerVest was entitled to nominate two directors, one of whom was required to be independent under the rules of the NYSE, the Securities Exchange Act of 1934, and the Sarbanes-Oxley Act of 2002, for appointment to the Board so long as EnerVest owned at least 15% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock, and on a combined basis) and one director so long as they owned at least 2% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock, and on a combined basis). EnerVest was also entitled to appoint one director to each committee of the Board (except for the Audit Committee, and otherwise subject to applicable law and stock exchange rules) so long as EnerVest had the right to designate at least one director for appointment to the Board. Sponsor was likewise entitled to certain director nomination rights under the Stockholder Agreement, but those rights ceased following a distribution by Sponsor of its shares in August 2019.

For so long as EnerVest had the right to nominate two directors to the Board, EnerVest was subject to customary “standstill” restrictions, including, among others, prohibitions on certain acquisitions of certain securities of the Company, entering into any voting agreements or granting or soliciting any proxies with respect to any Common Stock, and initiating stockholder proposals. The Stockholder Agreement also included customary restrictions on the transfer of shares to certain persons acquiring beneficial ownership in excess of certain stated thresholds. EnerVest also agreed under the Stockholder Agreement to vote all of its shares of Common Stock in favor of the directors nominated by the Governance Committee.

Pursuant to the Stockholder Agreement, in connection with the 2022 Annual Meeting of Stockholders, EnerVest nominated Messrs. Larson and Walker, both of whom currently sit on our Board. For the 2023 Annual Meeting, EnerVest is not entitled to nominate any directors because its director nomination rights terminated concurrently with the termination of the Stockholder Agreement on December 31, 2022. The Board, based on recommendations from the Governance Committee, has nominated Messrs. Larson and Walker for election as directors at the 2023 Annual Meeting.

Registration Rights Agreement

In connection with the closing of the Business Combination, Magnolia entered into a registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with EnerVest, Sponsor, and Magnolia’s four independent directors prior to the Business Combination (i.e., Ms. Acosta, Ambassador Djerejian, and Messrs. Chad Leat and Smith) (collectively, the “Holders”), pursuant to which the Company is obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act of 1933 all or any portion of the shares of Class A Common Stock that the Holders held as of July 31, 2018 and that they may have acquired or might acquire thereafter, including upon conversion, exchange, or redemption of any other security therefor.

Under the Registration Rights Agreement, the Holders also have “piggyback” registration rights that allow them to include the shares of Class A Common Stock that they own in certain registrations initiated by the Company or one or more selling security holders. Pursuant to the Registration Rights Agreement, the Company has filed and taken effective two registration statements on Form S-3, each of which registered, among other things, the offering by the Holders of the shares of Class A Common Stock included therein.

In connection with a distribution by Sponsor of Class A Common Stock to certain parties, including Mr. Chazen, Magnolia entered into the First Amendment to the Registration Rights Agreement on February 25, 2019, pursuant to which Mr. Chazen agreed to and was provided with certain rights and obligations that were a subset of the rights Sponsor had under the Registration Rights Agreement prior to such distribution.

In accordance with its obligations under the Registration Rights Agreement, on March 9, 2022, Magnolia entered into an Underwriting Agreement with certain affiliates of EnerVest and the underwriters named therein, pursuant to which such affiliates of EnerVest sold an aggregate of 7.5 million shares of our Class A Common Stock at a price of $21.72 per share (the “March 2022 EnerVest Offering”). Subsequently, on June 1, 2022, Magnolia entered into an Underwriting Agreement with certain affiliates of EnerVest and the underwriters named therein, pursuant to which such affiliates of EnerVest sold an aggregate of 7.5 million shares of our Class A Common Stock at a price of $27.01 per share (the “June 2022 EnerVest Offering”) and, on November 3, 2022, Magnolia entered into an Underwriting Agreement with certain affiliates of EnerVest and the underwriters named therein, pursuant to which such affiliates of EnerVest sold an aggregate of 7.5 million shares of our Class A Common Stock at a price of $24.26 per share (together with the March 2022 EnerVest Offering and the June 2022 EnerVest Offering, the “EnerVest Offerings”). In connection with the EnerVest Offerings, Magnolia agreed, among other things, to indemnify the respective underwriters against certain liabilities, including liabilities under the Securities Act of 1933, to contribute to payments such underwriters may be required to make because of any of those liabilities, and to pay certain offering related expenses, which expenses were approximately $1.0 million.

Common Stock Purchases from EnerVest Members

During the 2022 fiscal year, outside of the Company’s share repurchase program, Magnolia LLC repurchased and subsequently canceled a total of 7.9 million Magnolia LLC Units held by the EnerVest Members with an equal number of shares of corresponding Class B Common Stock for aggregate cash consideration of $187.3 million at an average price of $23.56 per share.

In addition, on February 3, 2022, the Company repurchased 0.6 million shares of Class A Common Stock for $11.6 million in a privately negotiated transaction with an affiliate of EnerVest outside of the share repurchase program.

Mr. Walker, one of our directors, is the Executive Chairman of EnerVest, and his son, Jud Walker, is the President and Chief Executive Officer of EnerVest.

Related Person Transaction Policy

Magnolia has a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which Magnolia participates (whether or not Magnolia is a party) and a related person has a direct or indirect material interest in such transaction.

Any transaction that may be a related person transaction between the Company and (i) its directors, director nominees, or executive officers, (ii) any record or beneficial owner of greater than 5% of its Common Stock, or (iii) any immediate family member of any person specified in (i) or (ii), must be reported to the Audit Committee. The Audit Committee is responsible for reviewing all related person transactions and, where the Audit Committee determines that such transactions are in the Company’s best interests, approving such transactions in advance of any such transaction being given effect.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee shall, in its judgment, consider in light of the relevant facts and circumstances and the various factors enumerated in the policy, whether the transaction is, or is not, in the best interests of Magnolia.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Magnolia’s policy also includes certain exceptions for transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain transactions.

DIRECTOR COMPENSATION

Only our non-employee directors are compensated for serving as directors. Our President and Chief Executive Officer is the only member of our Board who is also an employee. All compensation received from us in 2022 by Mr. Chazen, who served as Chairman, President and Chief Executive Officer until September 20, 2022, and Mr. Stavros, who served as our President and Chief Executive Officer and a director beginning September 21, 2022, is included in the 2022 Summary Compensation Table.

Non-Employee Director Compensation Program

We believe that director compensation should be structured to attract and retain qualified directors. The Compensation Committee recommends to the Board for approval general principles for determining the form and amount of non-employee director compensation and, subject to such principles, evaluates annually the status of non-employee director compensation in relation to comparable U.S. companies (in terms of size, business sector, and other factors), and reports findings and recommendations to the Board for approval.

The table below outlines the 2022 non-employee director compensation program. In September 2022, in connection with the Chief Executive Officer transition and the Board’s decision to separate the roles of Chairman and Chief Executive Officer, the Company replaced the Lead Independent Director role with a non-executive Chairman and instituted a $75,000 supplemental retainer for that role (delivered $25,000 in cash and $50,000 in equity, subject to the same vesting terms and conditions and granted as part of the annual equity award beginning in 2023).

In February 2023, the Compensation Committee approved the increases reflected below for the 2023 non-employee director compensation program, based on a review of the competitiveness of our non-employee director compensation program presented by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). These adjustments position the Company near the market median of the 2023 Compensation Peer Group (described below under “Compensation Discussion and Analysis—Setting Executive Compensation—Compensation Peer Group”) and reflect the first increase in non-employee director compensation since 2019.

Compensation Element	2022	2023
Annual Cash Retainer	$50,000	$85,000
Annual Equity Retainer	$130,000	$165,000
Supplemental Retainer for Audit Committee Chair	$15,000	$20,000
Supplemental Retainer for Compensation Committee Chair	$10,000	$15,000
Supplemental Retainer for Governance Committee Chair	$10,000	$15,000
Supplemental Retainer for Audit Committee Members (other than the Audit Committee Chair)	$5,000	$5,000
Supplemental Retainer for Lead Independent Director	$10,000	n/a
Supplemental Retainer for Non-Executive Chairman	$25,000	$25,000
Supplemental Equity Retainer for Non-Executive Chairman	n/a	$50,000

The following discussion further describes the components of our non-employee director compensation program:

Cash Fees

All annual and supplemental retainers (other than equity retainers) are paid in cash in substantially equal quarterly installments within ten days following the last day of each calendar quarter and are pro-rated for any partial calendar quarter in which a non-employee director serves on the Board or in a role to which a supplemental retainer applies, as applicable.

Reimbursement of Expenses

Each non-employee director is reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees, subject to such substantiation requirements as the Company may require.

Equity Awards

Each non-employee director receives an annual equity award in the form of restricted stock units (“RSUs”) granted under the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended from time to time (the “Long Term Incentive Plan”). Each non-employee director also receives an initial equity award in the form of RSUs upon such non-employee director’s appointment to the Board, as applicable.

In determining the number of RSUs to grant in 2022, we divided the annual equity award target value of $130,000 by the 20-day average closing price of our Class A Common Stock up to and including May 2, 2022, the last trading day before our 2022 Annual Meeting of Stockholders. Based on this calculation, each non-employee director received an annual equity award of 5,284 RSUs granted on May 3, 2022.

The annual RSU awards generally vest in full and are settled in shares of our Class A Common Stock on the earlier to occur of (i) the first anniversary of the date of grant, and (ii) the day preceding the Company’s next Annual Meeting of Stockholders, in each case, subject to the non-employee director’s continued service on the Board and the other terms and conditions of the Long Term Incentive Plan and the applicable award agreement. If, in connection with or following a change of control, a non-employee director ceases to serve as a Board member or other service provider, the RSUs will vest in full. In the event of a change of control in which the successor company does not assume the RSUs, the RSUs will vest in full on the date of the change of control if the director has continued to provide services through that date.

Non-employee directors are eligible to participate in a nonqualified deferred compensation plan that gives them the option to defer the settlement date of RSUs until the earlier of (i) the date on which such non-employee director ceases to serve on the Board, or (ii) the consummation of a change of control of the Company.

The non-employee directors are eligible to receive dividend equivalents with respect to outstanding RSUs they hold that have not been forfeited or settled as of any dividend record date, which are generally paid in cash at the same time the Company pays such dividend to its stockholders. With respect to RSU awards granted prior to 2022, if a non-employee director elected to defer the settlement date of the underlying RSUs, then the non-employee director is instead credited with a number of whole or fractional additional RSUs equal to the aggregate value of the cash dividend equivalents the director would have received with respect to such deferred RSUs (including any additional RSUs previously credited on such deferred RSUs) held on any dividend record date, divided by the closing price of our Class A Common Stock on the dividend payment date. These additional RSUs are paid out at the time specified for the deferred RSUs. As of December 31, 2022, Ms. Acosta held 11,248 RSUs (including 248 additional RSUs credited as dividend equivalents) in the nonqualified deferred compensation plan, and Ms. Busch held 56,779 RSUs (including 1,136 additional RSUs credited as dividend equivalents and including the 5,284 unvested RSUs granted in 2022) in the nonqualified deferred compensation plan.

Stock Ownership Guidelines

Within five years of appointment to the Board, each non-employee director is required to hold shares of the Company with a fair market value equal to five times the non-employee director’s annual retainer amount. Shares directly beneficially owned and unvested time-based restricted stock and RSUs are counted towards satisfying the guideline. All of our non-employee directors are currently in compliance with the guideline.

Director Compensation Table

The following table contains information about our non-employee directors’ compensation for the 2022 fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Arcilia C. Acosta	$60,000	$128,665	$188,665
Angela M. Busch	$55,000	$128,665	$183,665
Edward P. Djerejian (1)	$60,000	$128,665	$188,665
James R. Larson	$65,000	$128,665	$193,665
Dan F. Smith (2)	$71,997	$128,665	$200,663
John B. Walker	$50,000	$128,665	$178,665
(1)	Mr. Djerejian served as Lead Independent Director through May 2, 2022. Effective May 3, 2022, the date of our 2022 Annual Meeting, he ceased to be Lead Independent Director and became chair of the Compensation Committee.

(2)	Mr. Smith served as chair of the Compensation Committee through May 2, 2022. Effective May 3, 2022, the date of our 2022 Annual Meeting, he ceased to be chair of the Compensation Committee and became Lead Independent Director. On September 21, 2022, Mr. Smith became non-executive Chairman of the Board.

(3)	Reflects the aggregate grant date fair value of the 2022 annual RSU awards granted to our non-employee directors, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), determined without regard to forfeitures, and does not reflect the actual value that may be recognized by each non-employee director. The grant date fair value of each 2022 annual RSU award was based on a per share price of $24.35, which was the closing price of our Class A Common Stock on May 3, 2022, the grant date of the awards. See also Note 13—Stock Based Compensation to our audited financial statements included in our 2022 Form 10-K, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The 2022 annual RSU award granted to each non-employee director was comprised of 5,284 RSUs, and, as of December 31, 2022, each non-employee director listed in the table above held 5,284 unvested RSUs. All unvested RSUs are scheduled to vest on May 2, 2023, subject to the non-employee director’s continued service through such date. As of December 31, 2022, Ms. Acosta held 11,248 RSUs (including 248 additional RSUs credited as dividend equivalents) in the nonqualified deferred compensation plan, and Ms. Busch held 56,779 RSUs (including 1,136 additional RSUs credited as dividend equivalents and including the 5,284 unvested RSUs granted in 2022) in the nonqualified deferred compensation plan.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (the “Named Executive Officers”) for the 2022 fiscal year, namely:

●	Christopher G. Stavros, our President and Chief Executive Officer. Mr. Stavros has served in this role and as a director of the Company since September 21, 2022 and previously served as our Executive Vice President and Chief Financial Officer from the date of our Business Combination until November 2, 2022.
●	Stephen I. Chazen, our former Chairman, President and Chief Executive Officer. Mr. Chazen served in this role from Magnolia’s inception in May 2017 until September 20, 2022.
●	Brian M. Corales, our Senior Vice President and Chief Financial Officer. Mr. Corales has served in this role since November 3, 2022 and previously served as our Vice President, Investor Relations since November 2018.
●	Timothy D. Yang, our Executive Vice President, General Counsel, Corporate Secretary and Land.
●	Steve F. Millican, our Senior Vice President, Operations.

Compensation Program Aligned with Best Practices and Business Strategy

We believe that our compensation program generally aligns with compensation best practices and market practice and effectively supports our ongoing business strategy. Magnolia’s objective is to generate stock market value over the long term through consistent organic production growth, high full-cycle operating margins, an efficient capital program with short economic paybacks, significant free cash flow after capital expenditures, and effective reinvestment of free cash flow. Magnolia’s business model prioritizes free cash flow, financial stability, and prudent and disciplined capital allocation, and is designed to withstand challenging environments.

In furtherance of our strategic priorities, we have designed our incentive programs to primarily focus on metrics that lead to value creation, such as Operating Margin and Free Cash Flow Percentage goals, which collectively comprised 75% of our annual cash bonus awards in 2022, along with total stockholder return (“TSR”) and stock price appreciation metrics, which are used in connection with our long term equity-based compensation program. In addition, the table below highlights practices we follow to promote good governance and create further alignment with our stockholders:

What We Do	What We Don’t Do
● A majority of our Named Executive Officers’ compensation is at risk	● We do not have employment agreements
● There are no overlapping performance metrics between our annual cash bonus program and our long term equity-based awards	● We do not provide excise tax gross-ups
● Payouts under our annual bonus program and our performance-based long term equity awards are capped at a maximum earning opportunity	● We do not have cash severance arrangements
● At least 50% of our Named Executive Officers’ long term equity-based compensation each year (beginning in 2019) is subject to performance-based vesting conditions	● We do not provide excessive perquisites or other benefits
● We cap payouts under our PSUs at target in the event our absolute TSR is negative	● We do not allow hedging of our Common Stock or, without prior consent, pledging of Common Stock by our employees
● We maintain a clawback policy that allows us to recoup compensation in the event of certain financial restatements	● We do not reprice stock options without stockholder approval
● We maintain rigorous stock ownership guidelines for executives and non-employee directors
● We use an independent compensation consultant
● We conduct an annual say-on-pay vote

Key Highlights and Impacts for 2022 and 2023 Compensation

Magnolia’s 2022 fiscal year delivered exceptional financial and operating results driven primarily by record production, operating income margins, and earnings per share. We saw stronger production in both our Giddings and Karnes asset areas, and we continued to gain efficiencies at Giddings without sacrificing productivity. We maintained our share repurchase program and moved from a semi-annual to a fixed quarterly dividend, which collectively returned significant cash to our stockholders in 2022 and reduced our diluted share count by 8%. Further, we continued to focus on and enhance our disclosures regarding our sustainability efforts in order to give our stakeholders a more comprehensive look at our priorities in the areas of safety, environmental stewardship, workforce diversity and development, stakeholder and community outreach, and corporate governance. These accomplishments, along with our strong 2021 corporate performance, also guided our compensation-related actions for 2022:

●	Effective March 6, 2022, we awarded corporate salary increases of 5% to our workforce, with greater increases for a small number of special cases and promotions as needed, driven by 2021 Company performance, the rapidly changing labor market, including labor shortages and wage growth, as well as accelerating inflation. All of our current Named Executive Officers received 5% base salary increases at that time. We also had two Named Executive Officer promotions during 2022—Mr. Stavros was promoted to President and Chief Executive Officer in September and Mr. Corales was promoted to Senior Vice President and Chief Financial Officer in November—who received base salary adjustments later in the year commensurate with their new positions. We strive to maintain competitive pay levels across our organization, and continued to focus in 2022 on other components of total rewards (such as the implementation of our Education Assistance Program) and employee experience (including our workplace flexibility program launched at the end of 2021) to support our employee retention and attraction goals.

●	Our 2022 annual cash bonus program was comprised 75% of quantitative performance metrics (Operating Margin and Free Cash Flow Percentage) and 25% of certain qualitative metrics subject to the Compensation Committee’s assessment of individual goal attainment. The two quantitative metrics remained the same as those utilized in 2021, with the Operating Margin metric weighting remaining at 50% of the total bonus opportunity and the Free Cash Flow Percentage metric remaining at 25% of the total bonus opportunity. We did increase the minimum performance threshold for both of the quantitative metrics, as described in greater detail below under “—2022 Compensation Decisions—Annual Incentive Program.” The qualitative component, which is designed to focus the participating Named Executive Officers and other employees on specific individualized performance goals, continued to comprise 25% of the total bonus opportunity for 2022. As was the case in 2021, the maximum payout opportunity under the 2022 annual bonus program was capped at 100% of the maximum bonus goal for each participating Named Executive Officer.

●	The Compensation Committee authorized payouts under the 2022 annual cash bonus program at 100% of the maximum bonus goal for each participating Named Executive Officer. The Company exceeded the specified performance levels with respect to both the Operating Margin and Free Cash Flow Percentage components, and the Compensation Committee recognized the Named Executive Officers’ leadership and significant contributions to our strong financial performance and other achievements for the year.

●	The participating Named Executive Officers received annual long term equity-based awards for 2022 primarily in the form of performance restricted stock units (“PRSUs”), subject to a stock price appreciation vesting condition, along with a nominal number of time-based restricted stock units (“RSUs”). The stock price appreciation threshold required to earn 100% of the PRSUs was achieved in 2022, but the PRSUs remain subject to continued service requirements for three years following the date of grant. The participating Named Executive Officers also continued to hold performance share units (“PSUs”) granted in 2019 and 2020, which were subject to relative TSR vesting conditions. The performance period for the 2019 PSUs ended on December 31, 2021, and the Compensation Committee subsequently certified our relative TSR performance placed us in the 95th percentile as compared to the relevant TSR Peer Group (as defined below), resulting in 150% of the 2019 target awards being earned and paid to the Named Executive Officers in February 2022. The performance period for the 2022 PSUs ended on December 31, 2022, and the Compensation Committee subsequently certified that our relative TSR performance for those awards placed us in the 52nd percentile compared to the relevant TSR Peer Group, resulting in 104.66% of the 2020 target awards being earned and paid to the Named Executive Officers in February 2023.

The experience and expertise of Magnolia’s employees, including its Named Executive Officers, is critical to the Company’s ability to create value for Magnolia’s investors by growing the Company’s asset platform, generating substantial free cash flow, maintaining financial flexibility, and focusing on thoughtful capital allocation. We believe our executive compensation program continues to appropriately focus the Named Executive Officers and our other employees on the most important drivers of our business strategy and to be strongly aligned with our stockholders’ interests. Although our overall 2023 compensation program for our Named Executive Officers remains similar to the program utilized in 2022, we have modified our annual long term equity-based award program for 2023 to be comprised (i) 50% of time-based RSUs, and (ii) 50% of PSUs subject to relative TSR vesting conditions. Please see “—2023 Compensation Decisions” for additional information regarding these awards.

Strong Stockholder Support for 2022 Say-On-Pay Vote

At the 2022 Annual Meeting of Stockholders, our stockholders were asked to approve, on an advisory basis, the compensation of our Named Executive Officers for 2021. Advisory votes in favor of our executive compensation program were cast by over 92% of the shares of our Common Stock counted as present and entitled to vote at the 2022 Annual Meeting of Stockholders. The Compensation Committee reviewed and considered the results of this “say-on-pay” vote when evaluating the compensation of the Named Executive Officers in 2022 and 2023, along with other insights gleaned from ongoing stockholder outreach activities.

Former CEO Compensation

Mr. Chazen invested a portion of his personal net worth in shares of our Class A Common Stock, both prior to and in connection with the completion of our Business Combination, and he continued to make periodic investments in our stock. The only compensation Mr. Chazen received from us is reflected in the Summary Compensation Table, and Mr. Chazen was not granted any compensatory awards under our Long Term Incentive Plan at any time. During his tenure with Magnolia, we agreed with Mr. Chazen that his base salary would remain well below the market median and he would not participate in our annual cash incentive and long term equity-based compensation programs and, due to his substantial holdings in our Class A Common Stock, the Compensation Committee believes he was appropriately aligned with stockholder interests and motivated to drive successful performance outcomes for our Company. As of September

20, 2022, when his service as Chairman, President and Chief Executive Officer ended, he held approximately 3.75% of our Class A Common Stock.

Human Capital and Safety Priorities

At Magnolia, employees drive the Company’s strategy and success. To achieve the Company’s goals, Magnolia seeks to attract, develop, and retain highly qualified individuals across the organization who will embrace the Company’s values and think like Magnolia owners. In 2022, we continued to grow and develop our workforce and had a total of 213 employees as of December 31, 2022.

One of Magnolia’s key human capital priorities is to hire the most qualified individuals while promoting the Company’s workforce diversity. As of December 31, 2022, 25% of Magnolia’s total employee population was female and 30% identified as a member of a minority group, as defined by the U.S. Equal Employment Opportunity Commission. At the Company’s headquarters location in Houston, Texas, 39% of Magnolia’s employees were female and 37% identified as a member of a minority group. At Magnolia’s field offices in Giddings and Gillett, Texas, combined, 6% of Magnolia’s employees were female and 20% identified as a member of a minority group. In addition, within our current officer team, three of our 13 officers are female and two of our 13 officers identify as a member of a minority group.

Safety is also a core value at Magnolia, and the Company is committed to taking proactive measures to minimize health and safety risks to employees on all Company worksites. In support of that commitment, Magnolia tracks safety performance across its operations through regularly updated safety scorecards and other measures. In addition to common lagging indicators, such as employee and contractor recordable incidents, Magnolia also tracks leading indicators such as safety observations and near-miss reports. We have also implemented monthly safety-related training for our field employees, who received an average of 37 hours of safety training in 2022, and measures to enhance contractor HSER performance and our own emergency response and crisis communication plans.

The Company remains focused on providing its employees with opportunities to build a winning company that safeguards workers and the environment, enhances careers, strengthens local communities, and increases value for all stakeholders. Additional information about our efforts to effectively manage human capital at Magnolia is available on pages 14 and 15 of our 2022 Form 10-K. Please also refer to “Corporate Governance—Commitment to Sustainability” in this proxy statement.

Compensation Philosophy and Objectives

We have designed our compensation programs around the following objectives to reward performance that supports our long term strategy and achievement of our short term goals:

Compensation Objective	How We Accomplish this Objective
Be Competitive	● We maintain market-competitive compensation programs in line with the compensation of similarly situated positions at companies in our Compensation Peer Group.
Pay for Performance

●    The majority of our executives’ compensation is in the form of variable, at-risk compensation.

●    Our 2022 annual bonus program is tied to specific Company financial objectives.

●    Since 2019, at least 50% of our Named Executive Officers’ long term equity-based compensation is subject to performance-based vesting conditions tied to stock price appreciation or relative TSR metrics.

Align with Stockholders’ Interests

●    We provide a significant portion of compensation in the form of long term equity-based awards.

●
The maximum payout under our 2022 PRSU awards, which include a stock price appreciation vesting condition, is 100% of target.
●
The 2022 PRSUs pay out at either 0% or 100% of target; if the stock price appreciation vesting condition is not met during the performance period, then all PRSUs are forfeited even if the service-based vesting conditions have been met.

●    Our PSU awards granted in 2019, 2020, and 2023 cap payouts at target level in the event that the Company’s absolute TSR is negative.

●    Our 2022 annual bonus program primarily focuses on financial metrics we believe will lead to value creation and are strongly aligned with our business strategy.

Key Components of our Compensation Policy

Total 2022 direct compensation received by our Named Executive Officers is comprised of the elements included in the chart below. Indirect compensation (such as retirement and health and welfare benefits) are discussed under “—2022 Compensation Decisions—Other Compensation—Other Benefits” below.

Compensation Element	Purpose	Description and Valuation
Base Salary	Provide market competitive level of fixed compensation for the fundamental duties required of the position to attract and retain talent	Compensates executive officers for their level of responsibility, skills, capabilities, experience, and leadership
Annual Cash Bonus Awards * Mr. Chazen did not participate in our annual short term incentive program and did not receive an annual bonus for 2022	Motivate and reward performance achievement against annual quantitative and qualitative performance metrics

For 2022, our annual cash bonus program was comprised of the following components:

●    75% tied to quantitative performance metrics of Operating Margin (weighted 50%) and Free Cash Flow Percentage (weighted 25%), and

●    25% tied to the Compensation Committee’s assessment of individual goal attainment on certain qualitative metrics

Each Named Executive Officer’s bonus is capped at 100% of the officer’s maximum bonus goal.

Long Term Equity-Based Awards ● PRSUs ● Time-based RSUs ● PSUs * Mr. Chazen did not receive any long term equity-based awards during 2022	Reward creation of long term stockholder value and achievements consistent with our long term business strategies Align Named Executive Officer compensation with changes in stockholder value

Builds a consistent ownership stake in Magnolia that aligns the interests of executive officers and stockholders

●    2022 PRSUs (almost 100% of 2022 annual grants) are subject to a stock price appreciation vesting condition, as well as continued service vesting requirements, with approximately 50% of the PRSUs subject to three year ratable vesting and the remaining 50% of the PRSUs subject to three year cliff vesting

●    2022 RSUs (1,200 to each Named Executive Officer) have a four year continued service requirement for full vesting that provides a retention incentive

●    PSUs granted in 2023 motivate improvement in stockholder value to further align executive and stockholder interests, with the number of shares ultimately received dependent upon our relative TSR performance over the three year performance period

2022 Compensation Decisions

Base Salary

Base salary provides our Named Executive Officers with a base level of financial security and supports the Compensation Committee’s objectives of attracting and retaining top talent. The base salary for each of the Named Executive Officers (other than Mr. Chazen) reflects the responsibilities of their positions, their expected contributions to the success of the Company, internal pay equity, and their relative position to the market. The Compensation Committee reviews the base salary of each Named Executive Officer annually.

For 2022, the Compensation Committee reviewed base salary data for similarly situated executives in the 2022 Compensation Peer Group (described below under “—Setting Executive Compensation—Compensation Peer Group”) and, in February 2022, approved new annual base salary rates for the Named Executive Officers (other than Messrs. Chazen and Corales), to be effective March 6, 2022. Across the Company, corporate salary increases of approximately 5% were approved for 2022, with greater increases for a small number of special cases and promotions as needed. Magnolia believes that the 2022 base salary rates for the Named Executive Officers (other than Mr. Chazen) appropriately reflect Magnolia’s positioning and performance as compared to the 2022 Compensation Peer Group and current industry conditions, including the Company’s strong performance in 2021, labor shortages, wage growth, and accelerating inflation. With respect to Mr. Chazen’s base salary for 2022, the Compensation Committee determined that it would remain at $350,000, as Mr. Chazen received a salary increase in 2021 from the prior annual rate of $225,000.

At its October 2022 meeting, the Compensation Committee addressed compensation adjustments for Messrs. Stavros and Corales in connection with their respective promotions. The Compensation Committee members met with and reviewed materials prepared by FW Cook related to Chief Executive Officer compensation alternatives and approved a new annual base salary rate for Mr. Stavros, effective as of September 21, 2022. In addition, in conjunction with the Board’s approval of Mr. Corales as Senior Vice President and Chief Financial Officer, the Compensation Committee approved a new annual base salary rate for Mr. Corales, effective as of his November 3, 2022 promotion date. The Compensation Committee believes these base salary rate adjustments are appropriate and commensurate with the executives’ new positions.

The 2022 base salary rates for the Named Executive Officers are as follows:

Named Executive Officer	2021 Base Salary (Effective March 7, 2021)	2022 Base Salary (Effective March 6, 2022)	2022 Base Salary (Effective with Promotion)
Christopher G. Stavros	$531,400	$558,000	$700,000
Stephen I. Chazen	$350,000	$350,000	n/a
Brian M. Corales	$255,600	$268,400	$367,500
Timothy D. Yang	$462,500	$485,700	n/a
Steve F. Millican	$350,000	$367,500	n/a

Annual Incentive Program

For 2022, our Named Executive Officers (other than Mr. Chazen) were eligible to earn cash bonus awards under the annual short term incentive program (the “2022 Bonus Program”) established by the Compensation Committee. FW Cook previously provided the Compensation Committee with an overview of developing incentive plan design trends within the oil and gas industry and a summary of peer group practices for annual incentive plan design. The awards under the 2022 Bonus Program are based upon the level of achievement across certain quantitative Company performance metrics, which emphasize Company financial performance and support our investor proposition, as well as a qualitative performance assessment by the Compensation Committee.

In February 2022, the Compensation Committee established the base salary percentage for each participating Named Executive Officer that represents the maximum potential bonus amounts that may be earned by the Named Executive Officer under the 2022 Bonus Program. The base salary percentage approved for each Named Executive Officer was slightly increased from 2021 in order to maintain competitive payouts and continue to attract and retain top talent. In October 2022, the Compensation Committee adjusted the maximum individual bonus goals for Messrs. Stavros and Corales in connection with their respective promotions. The 2022 maximum individual bonus goal percentages are applied to the base salary rates of the Named Executive Officers in effect as of December 31, 2022. The maximum bonus goals for the Named Executive Officers in the 2022 Bonus Program were as follows:

Named Executive Officer	Maximum Bonus Goal Percentage for 2021	Maximum Bonus Goal Percentage for 2022	Maximum Bonus Goal Promotion Adjustments	2022 Maximum Bonus Goal (Dollar Amount)
Christopher G. Stavros	123%	125%	150%	$1,050,000
Stephen I. Chazen	n/a	n/a	n/a	n/a
Brian M. Corales	77%	77%	110%	$404,300
Timothy D. Yang	123%	125%	n/a	$607,200
Steve F. Millican	108%	110%	n/a	$404,300

The maximum payout under the 2022 Bonus Program is equal to 100% of the maximum bonus goal for each participating Named Executive Officer, and the Compensation Committee aims to establish maximum performance objectives (described in greater detail in the tables below) that are sufficiently rigorous that the expected annual bonus pool funding will, on average, be less than 100%, with only the top performing employees expected to have an opportunity to earn the maximum amount.

In February 2022, the Compensation Committee approved the performance metrics for the 2022 Bonus Program, as well as the weightings and minimum and maximum performance objectives for each metric, as follows:

Metric	Weighting	What It Is	Why We Use It
Quantitative Performance Metrics
Operating Margin	50%

Operating income, as presented on the Company’s consolidated statement of operations, as a percentage of our total revenue, excluding the effects from non-recurring items as determined by the Compensation Committee

			These quantitative metrics were selected to focus our Named Executive Officers on capital efficiency and returns to align with stockholder interests and our communicated strategic priorities.
Free Cash Flow Percentage	25%

Earnings before interest, taxes, depreciation, amortization, and exploration expense, adjusted for certain unusual or non-recurring items (“Adjusted EBITDAX”) (as reconciled to our public releases), minus drilling and completion capital (excluding leasehold and acquisition capital) as a percentage of Adjusted EBITDAX

Qualitative Performance Metrics
Individual Goal Assessment by the Compensation Committee	25%

An assessment by the Compensation Committee of objectives with respect to key individual goals of importance to the Company, focusing on specific activities and contributions by the Named Executive Officer

			This assessment focuses the Named Executive Officers on specific performance goals in order to promote the advancement of objectives related to our long term strategy and to increase stockholder value

For the Operating Margin component, the 2022 Bonus Program included a range of performance outcomes between the minimum and maximum objectives (the “Payout Range”), which are generally based on the Company’s approved budget and operating plan for the year. The Payout Range for the Operating Margin component for 2022 is set forth in the table below entitled “Performance Outcomes.” The minimum objective reflects the level of performance the Compensation Committee believes must be met before any payout is warranted. For 2022, the Compensation Committee increased the minimum performance level for this metric from 25% to 30%. No amount will be earned with respect to this portion of the 2022 Bonus Program if the minimum performance level is not obtained. The maximum objective challenges management to achieve exceptional performance. For actual performance outcomes falling within the Payout Range, the Compensation Committee determines the actual amount earned for that metric using linear interpolation. The weighting for the Operating Margin component for 2022 remained at 50%. In determining the operating margin results for 2022 (which are reported in the table below), the Compensation Committee did not exclude the effects of any non-recurring items.

The quantitative performance objective of Free Cash Flow Percentage continued to be weighted 25% for 2022, and the full portion of this component is earned if the performance actually attained meets or exceeds the specified performance level. No amount will be earned with respect to this portion of the 2022 Bonus Program if the specified performance level is not obtained. The specified performance level for the Free Cash Flow Percentage component for 2022 was increased from 35% to 40%.

The individual performance portion of the 2022 Bonus Program focuses on objectives with respect to key individual goals of importance to the Company and is meant to further motivate Named Executive Officers to pursue value creation and our long term strategy. Because of the qualitative nature of these metrics, success does not necessarily depend on achievement with respect to any particular factor; rather, success may be evaluated based on past norms, expectations, and responses to unanticipated obstacles or opportunities. For 2022, this portion of the award, which continued to be weighted 25%, is intended to motivate individual goal attainment by each participating Named Executive Officer in order to incentivize the officers to take proactive measures to achieve long and short term goals and create stockholder value, based on a wide range of considerations that may change over the course of the year, and highlights the importance of individual contributions towards the achievement of overall Company goals.

Payouts under the 2022 Bonus Program may range from 0% (for below minimum performance on all metrics) up to 100% of the maximum bonus goal (if performance exceeds the specified performance level or levels for all metrics). Minimum and maximum payout limits are applied separately to each of the quantitative metrics as well as to the individual performance portion. The Compensation Committee monitors our performance against the quantitative objectives and discusses progress against those objectives at each committee meeting.

In February 2023, the Compensation Committee evaluated the Company’s performance on the pre-established quantitative and individual performance metrics for 2022 and made the following determinations with respect to Named Executive Officer awards:

Performance Outcomes
Metric	Weight	Specified Performance Levels and Payout Range			Maximum Weighted Outcome	Actual 2022 Result	Funding Result	Weighted Score
Operating Margin	50%	Minimum performance level 30%	ß-------à	Maximum performance level 50%	0% to 50%	63%	100%	50%
		(2021 Operating Margin was 56%)
		Minimum payout 30%	ß-------à	Maximum payout 100%

Free Cash Flow Percentage	25%	Minimum specified performance level ß---------- 40% or higher ---------à			0% or 25%	66%	100%	25%
		(2021 Free Cash Flow Percentage was 72%)
		Payout ß--------------- 100% --------------à
Individual Goal Assessment	25%	Payout ß------------ up to 100% -----------à			0% to 25%	Outstanding Results	100%	25%
TOTAL	100%	—			—	—	—	100%

In connection with performing the individual performance assessment for the Named Executive Officers, the Compensation Committee recognized that the Company achieved significant success in a number of areas, including:

●	We successfully managed our drilling and completion program in a safe and effective manner.
●	We made significant strides in further de-risking our Giddings acreage position.
●	In Giddings, we increased the average number of wells per pad to 3.4 and the average well length by approximately 500 feet, while decreasing average days to drill by 2.6.
●	We successfully drilled a record lateral well of 11,987 feet (the previous record was 8,906 feet).
●	We repurchased 15.5 million shares for a total of $352 million, reducing our total shares outstanding by 7%.
●	We provided total stockholder return for the year of 20%.
●	We substantially improved our sustainability reporting through increased organizational involvement and provided additional disclosures on our efforts to safeguard the environment, including reducing emissions, improved training and safety efforts, enhanced our workforce composition, and established additional community initiatives.
●	We reduced our flaring intensity rate (the amount of gas flared as a percentage of our total production) by 59% in 2022 as compared to 2021, resulting in 194,309 thousand cubic feet (mcf) less gas being flared.
●	We completed a full upgrade of our enterprise resource planning (ERP) system without negatively affecting operations or external financial reporting.

Due to the Named Executive Officers’ leadership and contributions in these areas, the Compensation Committee determined that it was appropriate to certify full payout for each Named Executive Officer with respect to the qualitative component of the 2022 Bonus Program. The Compensation Committee ultimately approved payouts under the 2022 Bonus Program equal to 100% of each Named Executive Officer’s maximum bonus goal. The actual amounts paid to our Named Executive Officers with respect to the 2022 Bonus Program are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for 2022.

The Compensation Committee also awarded an additional cash bonus of $60,700 to Mr. Yang, which was paid to him in March 2023 and is reported in the “Bonus” column of the Summary Compensation Table for 2022, to recognize his invaluable support and counsel during the Chief Executive Officer transition that occurred in 2022. The Compensation Committee believes that this award, which is equal to approximately 10% of Mr. Yang’s maximum bonus goal under the

2022 Bonus Program, was necessary and appropriate to acknowledge his important guidance in these specific, unique circumstances.

Long Term Equity-Based Compensation

The Company maintains the Long Term Incentive Plan, which was effective upon the closing of the Business Combination. At our 2021 Annual Meeting of Stockholders, our stockholders approved an increase in the number of shares available for grant under the Long Term Incentive Plan of 5,000,000 shares. Each February, we grant our Named Executive Officers (other than Mr. Chazen) long term equity-based incentive awards under the Long Term Incentive Plan. The Compensation Committee determines the amount of these awards, as well as the mix of time- and performance-based awards. We did not grant any long term equity-based incentive awards to Mr. Stavros or Mr. Corales in connection with their promotions during 2022; however, the Compensation Committee did approve new annual award targets for Messrs. Stavros and Corales for the February 2023 annual equity-based incentive awards. Please see “—2023 Compensation Decisions” below for additional information.

For a discussion of the treatment of outstanding long term equity-based incentive awards in the event of an officer’s termination of employment or the occurrence of a change of control, please see “Executive Compensation—Potential Payments Upon Termination or a Change of Control.”

2022 Awards

For 2022, the Compensation Committee generally maintained the same form of awards and mix of time- and performance-based awards that was used in 2021. Specifically, the Compensation Committee made the 2022 annual long term equity-based incentive awards to the Named Executive Officers primarily in the form of PRSUs that are subject to both stock price performance and continued service vesting conditions. For 2022, each Named Executive Officer also received a grant of a nominal number of RSUs subject solely to time-based vesting conditions over a four year period, instead of a three year period, which was used for the 2021 RSUs. For 2019 and 2020, the annual Named Executive Officer long term equity-based awards had been allocated approximately 50% in the form of PSUs with a relative TSR metric and approximately 50% in the form of RSUs subject to time-based vesting conditions. During 2022, the Named Executive Officers continued to hold outstanding PRSU, PSU and RSU awards granted in prior years.

The awards granted to our Named Executive Officers in 2022 are set forth in the following table:

			2022 Annual Long Term Equity-Based Awards (3)
Named Executive Officer	Annual LTI Target (% of Base Salary) (1)	Annual LTI Amount (Dollar Value) (2)	RSUs	PRSUs (ratable)	PRSUs (cliff)
Christopher G. Stavros	400%	$2,232,000	1,200	50,925	52,125
Stephen I. Chazen	n/a	n/a	n/a	n/a	n/a
Brian M. Corales	100%	$268,400	1,200	5,068	6,268
Timothy D. Yang	325%	$1,578,525	1,200	35,664	36,864
Steve F. Millican	275%	$1,010,625	1,200	22,401	23,601
(1)	The Compensation Committee reviewed long term incentive award data for similarly situated executives in the 2022 Compensation Peer Group but did not approve any changes to the “Annual LTI Target” percentages for Mr. Stavros or Mr. Yang for 2022. The Compensation Committee approved a slight increase in Mr. Millican’s Annual LTI Target percentage from 270% to 275%.
(2)	This amount was determined by multiplying the “Annual LTI Target” percentage and the Named Executive Officer’s base salary rate in effect on March 6, 2022.
(3)	The amount awarded to each Named Executive Officer was determined by dividing the officer’s “Annual LTI Amount” by $21.41, which was the 20 day average closing price of our Class A Common Stock for the period ending February 15, 2022, to calculate a target number of shares. Each Named Executive Officer received (a) 1,200 RSUs subject solely to time-based vesting conditions, (b) 50% of his target number of shares (less 1,200) in the form of PRSUs with a three year ratable vesting schedule, and (c) the remaining 50% of his target number of shares in the form of PRSUs with a three year cliff vesting schedule.

The Compensation Committee believes that RSU awards subject to solely time-based vesting conditions support sustaining and increasing stockholder value. During 2022, the Company granted 1,200 RSUs to all Company employees to drive an ownership mentality. The participating Named Executive Officers were also eligible to receive these RSUs, which offset the number of ratable PRSUs granted to the Named Executive Officer as described in footnote (3) above. Subject to the executive’s continued service with us, the 2022 RSUs will vest in four substantially equal annual installments commencing on the first anniversary of the March 1, 2022 vesting commencement date. If the vesting conditions are satisfied, then settlement in the form of our Class A Common Stock will occur within 60 days following the vesting date.

The Compensation Committee believes that the PRSU awards provide additional alignment between the interests of management and stockholders and motivate management to increase Company performance. The participating Named Executive Officers may earn either 0% or 100% of the target number of PRSUs awarded based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 16, 2022 and ending on February 15, 2027. The target average stock price of $23.26 represents a 15% increase in the average closing stock price for the 60 consecutive trading days leading up to the February 16, 2022 grant date. If PRSUs are not earned by the end of the five-year performance period, the PRSUs will be forfeited and no shares of Class A Common Stock will be issued, even if the continued service vesting conditions have been met.

Ratable PRSUs (if earned) vest in three substantially equal annual installments on the first, second, and third anniversaries of March 1, 2022, which is the vesting commencement date, subject to the Named Executive Officer’s continued service through each applicable vesting date. Cliff PRSUs (if earned) vest in full on March 1, 2025, which is the third anniversary of the vesting commencement date, subject to the Named Executive Officer’s continued service through that date. The Compensation Committee certified that the stock price performance condition was achieved as of March 28, 2022. The earned PRSUs remained subject to the applicable continued service vesting conditions, which the Company believes continue to appropriately align Named Executive Officer interests with those of our stockholders and motivate our Named Executive Officers to enhance stockholder value.

Performance of Outstanding PSUs

The PSUs previously granted to the Named Executive Officers in 2019 and 2020 measured TSR relative to a peer group of companies (the “TSR Peer Group”) over a three year performance period (ending December 31, 2021 for the 2019 PSUs and ending December 31, 2022 for the 2020 PSUs). Each PSU, to the extent earned, represents a contingent right to receive a share of Class A Common Stock, and the officer could earn between 0% and 150% of the target number of PSUs awarded. In addition to the TSR conditions, vesting of the PSUs is subject to the officer’s continued employment through the date of settlement of the PSUs (which occurs within 60 days following the conclusion of the performance period).

The TSR Peer Group is comprised of the following oil and gas exploration and production (“E&P”) companies in the S&P Oil & Gas Exploration & Production Select Industry Index with a market capitalization between $1.0 billion and $10.0 billion as of December 31, 2019. The Compensation Committee worked with FW Cook to determine appropriate adjustments to the TSR Peer Group for 2020:

2020 TSR Peer Group (1)
Apache Corporation	Devon Energy Corporation (2)	PDC Energy, Inc.
Cabot Oil & Gas Corporation	EQT Corporation	QEP Resources, Inc.
Callon Petroleum Corporation	Kosmos Energy Ltd.	Range Resources Corporation
Centennial Resource Development, Inc.	Matador Resources Company	SM Energy Company
Chesapeake Energy Corporation	Murphy Oil Corporation	Southwestern Energy Company
Cimarex Energy Co.	Oasis Petroleum, Inc.	Talos Energy Inc. (2)
CNX Resources Corporation	Parsley Energy, Inc.	WPX Energy, Inc.

(1)	For purposes of creating the 2020 TSR Peer Group, the following companies were removed from the TSR Peer Group established for the 2019 awards: (a) Carrizo Oil & Gas, Inc., due to its acquisition by Callon Petroleum Corporation on December 20, 2019, (b) Jagged Peak Energy, Inc., due to its acquisition by Parsley Energy, Inc. on January 10, 2020, and (c) SRC Energy Inc., due to its acquisition by PDC Energy, Inc. on January 14, 2020. In addition, four peer companies—Antero Resources Corporation, Gulfport Energy Corporation, Noble Energy, Inc., and Whiting Petroleum Corporation—were removed due to changes in their relative size.
(2)	Represents new companies added to the TSR Peer Group for 2020.

In the event of a merger or other business combination of two peer group members, the surviving, resulting or successor entity will continue to be treated as a member of the TSR Peer Group, provided the common stock or similar equity security of such company is listed or traded on a national securities exchange through the last day of the performance period. In addition, if a peer group company is acquired by or becomes a private company, (1) during the first year of the performance period, the company is removed from the TSR Peer Group, or (2) on or after the first anniversary of the performance period commencement date, the company’s TSR is measured as of the date of consummation of such acquisition. If a peer group company files for bankruptcy, liquidates due to insolvency, or is delisted, the company’s TSR is deemed to be negative 100% and, if multiple peer group companies file for bankruptcy, liquidate, or are delisted during the performance period, such members will be ranked in the order of when such event occurs, with earlier bankruptcies, liquidations, and delistings ranking lower than later ones.

TSR is calculated as the change in stock price plus dividends over the performance period, assuming that the dividends were reinvested in the applicable company. At the end of the performance period, the companies in the TSR Peer Group, including the Company, will be arranged by their respective TSRs to determine relative TSR. Payout of the PSU awards is determined in accordance with the following schedule:

Level	Relative TSR Performance (Percentile Rank v. Peers)	Earned PSUs (% of Target)
< Threshold	< 30th percentile	0%
Threshold	30th percentile	50%
Target	50th percentile	100%
Maximum	≥ 80th percentile	150%

The percentage of the target number of PSUs that become earned PSUs for performance between threshold, target and maximum achievement levels will be calculated using linear interpolation. If the Company’s absolute TSR at the end of the performance period is negative, then the ultimate payout of the PSUs will be capped at target level, regardless of the Company’s actual percentile ranking for the performance period.

With respect to the PSUs previously awarded in 2020, on February 13, 2023, the Compensation Committee certified that our performance as of December 31, 2022 placed us in the 52nd percentile as compared to the TSR Peer Group, resulting in 104.66% of the target award being earned as of December 31, 2022. The earned 2020 PSUs were paid to the Named Executive Officers in shares of our Class A Common Stock on February 13, 2023, subject to the Named Executive Officers’ continued employment through that date. The earned 2019 PSUs, of which 150% of the target award was realized due to our relative TSR performance placing us in the 95th percentile as compared to the relevant TSR Peer Group, were paid to the Named Executive Officers in shares of our Class A Common Stock on February 16, 2022.

Other Compensation

Severance and Change of Control Benefits

We have not entered into any employment agreements or severance or change of control arrangements with our Named Executive Officers. The only potential payments or benefits to our Named Executive Officers in connection with a termination of employment or change of control (other than pursuant to non-discriminatory benefit plans generally available to all of our salaried employees) are provided under the award agreements governing outstanding long term equity-based incentive awards.

Magnolia believes that post-termination payments or benefits, such as accelerated equity award vesting, allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the Company without allowing personal considerations to cloud the decision-making process. All of our long term equity-based incentive awards provide for double trigger vesting acceleration in connection with a change of control, unless the successor company or its parent fails to assume outstanding awards. In the event of certain qualifying terminations of employment not in connection with a change of control, any accelerated vesting occurs only on a pro-rata basis reflecting the officer’s period of service with Magnolia. Please see “Executive Compensation—Potential Payments Upon Termination or a Change of Control” for more information.

Other Benefits and Perquisites

We maintain a 401(k) plan where participating employees, including our Named Executive Officers, may receive from the Company a 5% matching contribution and a 3% non-elective contribution each year, subject to applicable compensation limitations.

The Named Executive Officers are eligible to receive health and wellness benefits, including medical, dental, life, and disability insurance, on the same basis as our other salaried employees.

We do not currently provide any perquisites and other personal benefits to our Named Executive Officers, other than reimbursement for the cost of an annual executive physical examination. During 2022, Mr. Chazen occasionally utilized Magnolia personnel and had Magnolia pay for minor items such as postage for personal purposes. Mr. Chazen reimbursed Magnolia $25,000 for these costs, which is an amount greater than the costs that Magnolia incurred on his behalf during the year.

2023 Compensation Decisions

In February 2023, the Compensation Committee adopted certain changes to the design of the Company’s annual long term equity-based compensation awards for the 2023 fiscal year. For 2021 and 2022, the Compensation Committee awarded long term equity-based compensation primarily in the form of PRSUs that are subject to both a stock price appreciation metric and continued service vesting conditions, along with a nominal number of time-based RSUs.

For 2023, the annual long term equity-based compensation awards look similar to our 2019 and 2020 programs, with approximately 50% of such awards to the Named Executive Officers in the form of time-based RSUs vesting pro-rata over three years, and approximately 50% of such awards to the Named Executive Officers in the form of PSUs that are subject to a relative TSR performance metric for the performance period commencing January 1, 2023 and ending December 31, 2025. Each PSU, to the extent earned, represents a contingent right to receive a share of Class A Common Stock, and the officer may earn between 0% and 150% of the target number of PSUs awarded.

The Compensation Committee believes that PSU awards with a relative TSR metric provide additional alignment between the interests of management and stockholders and motivate management to increase Company performance. Because Magnolia’s combination of size, capital structure, operational footprint, and business characteristics are unique to the industry, the Compensation Committee carefully considered, for each potential peer company, the individual characteristics that investors use to categorize their investments (including market cap, enterprise value, debt levels, amount of production, production mix, and stock market beta) and sought to create a peer group that, on average, looks similar to Magnolia. Based on this evaluation, the peer group for the 2023 PSU awards is comprised of the following companies:

2023 TSR Peer Group
APA Corporation	Devon Energy Corporation	Murphy Oil Corporation
Chord Energy Corporation	EOG Resources, Inc.	PDC Energy, Inc.
Civitas Resources, Inc.	Kosmos Energy Ltd.	Range Resources Corporation
CNX Resources Corporation	Marathon Oil Corporation	SM Energy Company
Coterra Energy Inc.	Matador Resources Company	Talos Energy Inc.

The payout schedule for the 2023 PSUs is the same as the payout schedule used for the 2019 and 2020 PSUs. If the Company’s absolute TSR at the end of the performance period is negative, then the ultimate payout of the PSUs will be capped at target level, regardless of the Company’s actual percentile ranking for the performance period. In addition to the TSR conditions, vesting of the PSUs is subject to the officer’s continued employment through the date of settlement of the PSUs (which will occur within 60 days following the conclusion of the performance period), subject to exceptions for certain qualifying terminations of employment during that period.

In October 2022, in connection with their respective promotions, the Compensation Committee approved (1) for Mr. Stavros, a target award value for his February 2023 annual long term equity-based award of approximately $3,600,000, and (2) for Mr. Corales, a target award value for his February 2023 annual long term equity-based award of approximately 275% of his base salary. Target grant values for 2023 for Mr. Corales and the other Named Executive Officers (other than Mr. Stavros) are based on their target percentages (which for Messrs. Yang and Millican remained the same as their target percentages for 2022) and the base salary rates established effective March 5, 2023, which are as follows: (a) $728,000 for Mr. Stavros, (b) $382,200 for Mr. Corales, (c) $505,200 for Mr. Yang, and (d) $400,000 for Mr. Millican.

Setting Executive Compensation

Under its charter, the Compensation Committee administers and determines the parameters of our executive officer compensation program, including appropriate target levels and performance measures and the allocation between short term and long term compensation and cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each Named Executive Officer. The Compensation Committee has primary authority for determining and approving incentive and equity-based compensation and our other executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee considers, among other factors:

●	Individual and Company performance relating to each Named Executive Officer’s position at the Company;
●	Alignment of Named Executive Officer compensation with short term and long term Company performance;
●	Competitiveness of compensation with Compensation Peer Group (as defined below) companies, internal pay equity among individuals with similar expertise levels and experience, and the unique skill sets of the individual;
●	Market demand for individuals with the Named Executive Officer’s specific expertise and experience;
●	Data and analysis provided by the Compensation Committee’s independent compensation consultant;
●	General industry compensation data; and
●	The Named Executive Officer’s background, experience, and circumstances, including prior related work experience and training.

The Compensation Committee generally seeks to provide total compensation to our Named Executive Officers (other than Mr. Chazen) that is competitive with the total compensation provided to similarly situated officers at companies within our Compensation Peer Group. However, the Compensation Committee retains discretion to allow for individual adjustments based on factors and considerations specific to the individual. The Compensation Committee annually evaluates our Chief Executive Officer and is solely responsible for determining his compensation package.

Each year, our Chief Executive Officer evaluates each of the other Named Executive Officers and makes compensation recommendations to the Compensation Committee considering input from FW Cook, performance against Company goals, and each Named Executive Officer’s individual performance and contributions to the Company.

Independent Compensation Consultant

Under its charter, the Compensation Committee has the sole discretion to retain or obtain advice from, oversee, and terminate any compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation, and oversight of any work of any such adviser retained by the Compensation Committee. The Compensation Committee has engaged FW Cook as its compensation consultant for evaluating executive officer compensation since 2018.

FW Cook regularly presents materials to the Compensation Committee regarding current trends on executive pay for public companies in the oil and gas space. FW Cook also provides peer group review and recommendations, benchmarking of Named Executive Officer and non-employee director compensation, and assessment of anticipated proxy advisory firm evaluations. FW Cook assists in the design of incentive and other compensation programs and provides ongoing support with respect to regulatory developments and other considerations that affect compensation and benefit programs generally, as requested by the Compensation Committee.

FW Cook reports exclusively to the Compensation Committee. The Compensation Committee most recently reviewed FW Cook’s independence in October 2022 and determined that there were no conflicts of interest as a result of this engagement. Specifically, the Compensation Committee determined that FW Cook was an independent adviser based on the factors outlined by NYSE.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Compensation Peer Group

The Compensation Committee maintains a peer group comprised of companies that compete with us for executive talent (the “Compensation Peer Group”). The composition of the Compensation Peer Group is reviewed periodically.

In August 2021, the Compensation Committee asked FW Cook to review the Company’s Compensation Peer Group for continued appropriateness. FW Cook’s framework identifies companies in the E&P industry that are publicly traded on major U.S. stock exchanges and generally focuses on companies between one-fourth times and four times Magnolia’s size in market capitalization, revenue, total assets, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). When assessing the appropriateness of peers, market capitalization was used as the primary selection criteria. The screening framework then eliminated companies with unique business characteristics, such as ownership structure or operating model. Asset focus—for example, natural gas versus oil or offshore versus onshore—was not a limiting factor when selecting compensation peers as we believe companies across the E&P industry compete for similar executive talent and exhibit similar compensable factors.

Based on FW Cook’s screening process, the Compensation Committee adopted the Compensation Peer Group below for purposes of evaluating 2022 compensation (the “2022 Compensation Peer Group”) for the Named Executive Officers (other than Mr. Chazen). The Company was positioned between the median and the 75th percentile of the 2022 Compensation Peer Group for market capitalization and EBITDA and in the lower quartile for revenue and assets.

2022 Compensation Peer Group (1)
Callon Petroleum Company	Coterra Energy Inc.	SM Energy Company
Centennial Resource Development, Inc. (2)	Kosmos Energy Ltd.	Southwestern Energy Company
Civitas Resources, Inc.	Matador Resources Company	Talos Energy Inc.
CNX Resources Corporation	PDC Energy, Inc.	Whiting Petroleum Corporation (3)
Comstock Resources, Inc.	Range Resources Corporation
(1)	Two companies were removed from the prior Compensation Peer Group established for 2021 compensation purposes: (a) QEP Resources, Inc., which was acquired by Diamondback Energy, Inc. in an all-stock merger on March 17, 2021, and (b) WPX Energy, Inc., which was acquired by Devon Energy Corporation on January 7, 2021 in a merger of equals.
(2)	Centennial Resource Development, Inc. merged with Colgate Energy Partners III, LLC, effective September 1, 2022, to form Permian Resources Corporation.
(3)	On July 1, 2022, Whiting Petroleum Corporation merged with Oasis Petroleum Inc. to form Chord Energy Corporation.

For the Compensation Peer Group used to evaluate 2023 compensation (the “2023 Compensation Peer Group”), the Compensation Committee made certain adjustments to the 2022 Compensation Peer Group based on FW Cook’s screening process described above. Specifically, (1) Southwestern Energy Company and Cimarex Energy Co. (now Coterra Energy Inc.) were removed from the peer group because both are relatively outsized, and (2) Laredo Petroleum, Inc. (rebranded as Vital Energy, Inc. in January 2023) and Murphy Oil Corporation were added to the peer group. Magnolia is positioned near the median of the 2023 Compensation Peer Group for market capitalization, which was the primary screening criteria.

Other Policies and Practices

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Policy prohibits all Company employees and directors from engaging in hedging transactions with respect to our securities (which includes any securities issued by, or convertible or exchangeable for securities issued by, the Company or our subsidiaries), including a prohibition on trading in any derivative security relating to the same. In addition, our Insider Trading Policy prohibits holding such securities in a margin account or, without the prior written consent of the Board or the Audit Committee, pledging such securities for a loan or other obligations.

Stock Ownership Guidelines

We have adopted stock ownership guidelines that require officers to maintain consistent ownership of Magnolia stock based on a multiple of the executive’s annual base salary as set forth below:

Position	Ownership Requirement
Chief Executive Officer	5x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary

Executives have up to five years after commencing a particular officer position to meet the stock ownership guidelines applicable to that position. Shares directly beneficially owned and unvested time-based restricted stock and RSUs are counted towards satisfying the guideline. An officer who has not yet attained the applicable ownership level is required to retain 50% of any shares received upon the vesting and settlement of long term equity-based incentive awards (determined after any reduction to pay income tax liabilities relating to the award). If the ownership requirement has not been attained within the five year period, then the officer will be required to retain 100% of any such after-tax shares.

The Governance Committee is responsible for administering, amending, and interpreting the stock ownership guidelines. During Mr. Chazen’s tenure as Chairman, President and Chief Executive Officer, his ownership requirement under the guidelines was 10x his base salary, which the Governance Committee determined was appropriate given that Mr. Chazen’s salary remained well below the market median. In connection with Mr. Stavros’s promotion to President and Chief Executive Officer, the Governance Committee revised the stock ownership guideline for the Chief Executive Officer position to 5x base salary, which the Governance Committee believes is in line with general market practice. All of our Named Executive Officers are currently in compliance with the stock ownership guidelines.

Clawback Policy

Under our Corporate Governance Guidelines, the Board may seek to recover incentive compensation awarded to our executive officers where the payment or award was predicated upon the achievement of financial results that (i) are subsequently the subject of a material negative restatement of our financial statements or (ii) are the product of misconduct or fraudulent activity and, in either case, a lower incentive payment would have been made to the executive officer based upon the restated financial results.

In addition, our Long Term Incentive Plan provides that all plan awards may be subject to our written clawback policies, including any policy we may adopt to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and any such policy may subject awards (and amounts paid or realized with respect to awards) to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to our material noncompliance with financial reporting regulations. Long term equity-based incentive awards granted to our Named Executive Officers also specifically provide that, to the extent required by applicable law or any Board policy, shares of stock issued under those awards are subject to forfeiture, repurchase, recoupment and cancellation. Certain RSU, PSU, and PRSU awards also provide that, in the event an individual’s employment is terminated for “Cause,” all unpaid amounts, whether or not vested, subject to such award will terminate automatically and be forfeited. For these purposes, the applicable definition of Cause includes the individual’s breach of Magnolia’s Code of Business Conduct and Ethics, commission of a felony or a crime involving moral turpitude, and other bad acts described more fully in the “Executive Compensation—Potential Payments Upon Termination or a Change of Control—Applicable Definitions” section of this proxy statement.

We are currently evaluating the final clawback rules adopted by the SEC to implement Section 954 of the Dodd-Frank Act and the related NYSE listing standards and will ensure we have a compliant clawback policy no later than 60 days following the date on which the final NYSE listing standards become effective.

Compensation Risk Assessment

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. With the assistance of FW Cook, in October 2022, the Compensation Committee reviewed and discussed the design features, characteristics, performance metrics, and approval mechanisms of total compensation for all employees, including salaries, our incentive bonus program, and long term equity-based compensation awards, to determine whether any of our practices or programs could create risks that are reasonably likely to have a material adverse effect on us. Based on this assessment, the Compensation Committee determined that the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

●	There is an appropriate balance between fixed and variable pay, cash and equity, and short and long term incentives.
●	Our compensation programs are designed to appropriately mitigate risk because (i) employees are in structured programs appropriately aligned with the risk profile and compensation strategy of the Company that have a market-based maximum earning opportunity, (ii) employee wealth creation is determined by sustained multi-year performance, not by a single year, and (iii) our independent directors may exercise judgment in determining payouts.
●	The Company has a strong process for administering its compensation programs, including (i) a Compensation Committee comprised of independent directors and (ii) an independent compensation consultant that provides advice regarding market trends on compensation form, design, and amount.
●	The Company has adopted risk mitigating policies, such as stock ownership guidelines, a clawback policy, and anti-hedging and anti-pledging policies.

In light of the above, the Compensation Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Magnolia’s sustained long term growth and performance.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report and references in this proxy statement to the independence of the Compensation Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed with Magnolia’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2022 Form 10-K.

Submitted by:

Compensation Committee of the Board of Directors

Edward P. Djerejian, chair
Arcilia C. Acosta
Dan F. Smith

EXECUTIVE COMPENSATION

2022 Summary Compensation Table

The following table sets forth information with respect to the compensation of our Named Executive Officers for the years ended December 31, 2020, December 31, 2021, and December 31, 2022:

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Christopher G. Stavros	2022	$590,569	—	$1,997,089	$1,050,000	$24,400	$3,662,058
President and Chief Executive	2021	$529,208	—	$2,062,939	$653,700	$23,200	$3,269,047
Officer	2020	$511,121	—	$1,425,915	$319,800	$22,800	$2,279,636

Stephen I. Chazen	2022	$261,154	—	—	—	$47,773	$308,927
Former Chairman, President	2021	$325,962	—	—	—	$23,200	$349,162
and Chief Executive Officer	2020	$236,538	—	—	—	$18,923	$255,462

Brian M. Corales	2022	$280,041	—	$241,377	$404,300	$24,400	$950,118
Senior Vice President and
Chief Financial Officer

Timothy D. Yang	2022	$481,238	$60,700	$1,412,796	$607,200	$24,400	$2,586,334
Executive Vice President,	2021	$460,558	—	$1,458,430	$568,900	$23,200	$2,511,088
General Counsel, Corporate	2020	$445,310	—	$1,007,942	$278,226	$22,800	$1,754,278
Secretary and Land

Steve F. Millican	2022	$364,135	—	$905,000	$404,300	$24,400	$1,697,834
Senior Vice President,	2021	$340,692	—	$808,017	$378,000	$23,200	$1,549,909
Operations	2020	$298,713	—	$558,238	$162,864	$22,800	$1,042,615

(1)	Mr. Chazen served as our Chairman, President and Chief Executive Officer from the Company’s inception until September 20, 2022. Mr. Stavros, who served as our Executive Vice President and Chief Financial Officer since our Business Combination, was appointed as our President and Chief Executive Officer effective September 21, 2022. Effective November 3, 2022, Mr. Corales, who previously served as our Vice President, Investor Relations since November 2018, was appointed as our Senior Vice President and Chief Financial Officer.
(2)	The amount shown for 2022 represents an additional cash bonus paid to Mr. Yang in March 2023. See “Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Incentive Program” for more information.
(3)	The amounts shown for 2022 reflect the full aggregate grant date fair value of stock-based awards granted during 2022, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and do not reflect the actual value that may be recognized by each Named Executive Officer. On February 16, 2022, the participating Named Executive Officers received the following annual grants: (a) time-based RSUs with a grant date fair value per share of $20.30, which is the closing price of our Class A Common Stock on the grant date, and (b) PRSUs subject to both continued service and performance vesting conditions. The PRSUs are considered to be subject to market conditions as defined in FASB ASC Topic 718 and have grant date fair values determined using a Monte Carlo simulation based on the probable outcome of achieving the performance target, as follows: (i) for PRSUs vesting on March 1, 2023, a grant date fair value per share of $19.09; (ii) for PRSUs vesting on March 1, 2024, a grant date fair value per share of $19.17; and (iii) for PRSUs vesting on March 1, 2025, a grant date fair value per share of $19.15. For assumptions made in the valuation of the awards reported in this column, see also Note 13—Stock Based Compensation to our audited financial statements included in our 2022 Form 10-K. For a further description of these awards, see “Compensation Discussion and Analysis—2022 Compensation Decisions—Long Term Equity-Based Compensation.”

(4)	The amounts shown for 2022 reflect bonus payments made in March 2023 to the participating Named Executive Officers pursuant to our 2022 Bonus Program, which amounts were determined based on Company and individual officer achievements with respect to certain quantitative and qualitative performance objectives. See “Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Incentive Program” for more information regarding the 2022 Bonus Program.
(5)	For 2022, “All Other Compensation” includes Company-paid 401(k) plan matching and non-elective contributions. For Mr. Chazen, the amount reported in this column for 2022 also includes cash received in lieu of vacation in the amount of $25,239, paid in connection with the cessation of his employment with the Company. The amount paid by the Company with respect to each Named Executive Officer’s annual executive physical examination is less than $2,000, and therefore such amounts are not included in the table.

Grants of Plan-Based Awards for the 2022 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the 2022 fiscal year for services performed in 2022. For a further description of these awards, including performance and service vesting conditions, see “Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Incentive Program” and “—Long Term Equity-Based Compensation.”

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Christopher G.		$262,500	$1,050,000	$1,050,000	—	—	—	—	—
Stavros	2/16/2022	—	—	—	—	50,925	50,925	—	$974,535
	2/16/2022	—	—	—	—	52,125	52,125	—	$998,194
	2/16/2022	—	—	—	—	—	—	1,200	$24,360

Stephen I.	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Chazen

Brian M.		$101,063	$404,300	$404,300	—	—	—	—	—
Corales	2/16/2022	—	—	—	—	5,068	5,068	—	$96,985
	2/16/2022	—	—	—	—	6,268	6,268	—	$120,032
	2/16/2022	—	—	—	—	—	—	1,200	$24,360

Timothy D.		$151,781	$607,200	$607,200	—	—	—	—	—
Yang	2/16/2022	—	—	—	—	35,664	35,664	—	$682,490
	2/16/2022	—	—	—	—	36,864	36,864	—	$705,946
	2/16/2022	—	—	—	—	—	—	1,200	$24,360

Steve F.		$101,063	$404,300	$404,300	—	—	—	—	—
Millican	2/16/2022	—	—	—	—	22,401	22,401	—	$428,680
	2/16/2022	—	—	—	—	23,601	23,601	—	$451,959
	2/16/2022	—	—	—	—	—	—	1,200	$24,360

(1)	Reflects possible cash payouts under our 2022 Bonus Program, which is administered pursuant to our Long Term Incentive Plan. There is no “Target” payout level under the 2022 Bonus Program; however, the “Target” level reported in this table reflects each participating Named Executive Officer’s maximum bonus goal percentage multiplied by the officer’s annual salary rate in effect on December 31, 2022 and is also the “Maximum” possible total bonus payment that each Named Executive Officer could receive under the 2022 Bonus Program, referred to as the maximum bonus goal. In other words, payouts under the 2022 Bonus Program can range from 0% up to 100% of a Named Executive Officer’s maximum bonus goal if performance meets or exceeds the maximum possible performance level for all performance metrics. The amounts reported in the table above for Messrs. Stavros and Corales reflect their increased base salary rates and maximum bonus goal percentages approved by the Compensation Committee in October 2022 in connection with their respective promotions.

The quantitative performance metric of Free Cash Flow Percentage is weighted 25%, and the full portion of this component is earned if the performance actually attained meets or exceeds the specified performance level. The amount that may be earned by each participating Named Executive Officer if only this specified performance level is attained is reported in the “Threshold” column above. No amount will be paid with respect to this portion of the award if the specified performance level is not achieved. The specified performance objective for the quantitative performance metric of Operating Margin, which constitutes 50% of the award, is a range of performance outcomes. If the lowest specified outcome in the range is not achieved, then no amount will be paid with respect to this portion of the award. If the highest specified outcome in the range is achieved or exceeded, then the maximum amount attributable to that portion of the award will be paid. For actual performance outcomes falling within the range, the Compensation Committee determines the actual payout amount for that portion of the award using linear interpolation. There are no specified target performance levels with respect to the qualitative performance objective portion, which comprises 25% of the award.

The amounts actually paid to the Named Executive Officers for 2022 with respect to the 2022 Bonus Program are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Reflects the potential number of PRSUs that may be earned with respect to the PRSUs granted to the participating Named Executive Officers in 2022 under our Long Term Incentive Plan, which awards are subject to both continued service and performance vesting conditions. The participating Named Executive Officers may earn either 0% or 100% of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 16, 2022 and ending on February 15, 2027. If PRSUs are not earned by the end of the five-year performance period, the PRSUs will be forfeited and no shares of Class A Common Stock will be issued, even if the continued service vesting conditions have been met. For the first row of reported PRSUs for each Named Executive Officer, such PRSUs (if earned) vest in substantially equal one-third installments on the first, second, and third anniversaries of March 1, 2022, which is the vesting commencement date, subject to the Named Executive Officer’s continued service through each applicable vesting date. For the second row of reported PRSUs for each Named Executive Officer, such PRSUs (if earned) vest in full on March 1, 2025, which is the third anniversary of the vesting commencement date, subject to the Named Executive Officer’s continued service through that date. Because a Named Executive Officer may only either earn 0% or 100% of the PRSUs, (a) there is no possible earned amount lower than 100% and no “Threshold” level is therefore reported in this table; and (b) the “Maximum” level reported is based on the highest possible earned amount of 100%, which is the same as the “Target” level for the awards. The participating Named Executive Officers are eligible to receive cash dividend equivalents with respect to outstanding PRSUs they hold that have not been forfeited or settled as of any dividend record date, which are paid at the same time the Company pays the related dividends to its stockholders.
(3)	Reflects the number of RSUs granted to the participating Named Executive Officers in 2022 under our Long Term Incentive Plan, which awards are subject to continued service vesting conditions. These RSUs vest in substantially equal one-fourth installments on the first, second, third, and fourth anniversaries of March 1, 2022, which is the vesting commencement date. The participating Named Executive Officers are eligible to receive cash dividend equivalents with respect to outstanding RSUs they hold that have not been forfeited or settled as of any dividend record date, which are paid at the same time the Company pays the related dividends to its stockholders.
(4)	Reflects the full aggregate grant date fair value of stock-based awards granted during 2022, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and does not reflect the actual value that may be recognized by each Named Executive Officer. For the PRSUs, which are considered to be subject to market conditions as defined in FASB ASC Topic 718, the grant date fair value per share was determined using a Monte Carlo simulation based on the probable outcome of achieving the performance target, as follows: (i) for PRSUs vesting on March 1, 2023, a grant date fair value per share of $19.09; (ii) for PRSUs vesting on March 1, 2024, a grant date fair value per share of $19.17; and (iii) for PRSUs vesting on March 1, 2025, a grant date fair value per share of $19.15. For the RSUs, the grant date fair value was based on a per share price of $20.30, which is the closing price of our Class A Common Stock on the grant date. For assumptions made in the valuation of the awards, see also Note 13—Stock Based Compensation to our audited financial statements included in our 2022 Form 10-K.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information about our Named Executive Officers’ outstanding equity awards at December 31, 2022. See also “—Potential Payments Upon Termination or a Change of Control” for additional information regarding the treatment of these awards upon certain terminations of employment or the occurrence of a change of control.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Christopher G. Stavros	2/25/2020	145,110 (1)	$3,402,830
	2/18/2021	184,202 (2)	$4,319,537
	2/16/2022	104,250 (3)	$2,444,663

Stephen I. Chazen	n/a	n/a	n/a

Brian M. Corales	2/25/2020	18,464 (1)	$432,981
	2/18/2021	22,105 (2)	$518,362
	2/16/2022	12,536 (3)	$293,969

Timothy D. Yang	2/25/2020	102,574 (1)	$2,405,360
	2/18/2021	130,208 (2)	$3,053,378
	2/16/2022	73,728 (3)	$1,728,922

Steve F. Millican	2/25/2020	56,810 (1)	$1,332,195
	2/18/2021	72,115 (2)	$1,691,097
	2/16/2022	47,202 (3)	$1,106,887

(1)	Includes the following awards:
a.	RSUs granted on February 25, 2020, of which the following amounts remained unvested as of December 31, 2022: (i) 35,053 RSUs for Mr. Stavros, (ii) 5,258 RSUs for Mr. Corales, (iii) 24,778 RSUs for Mr. Yang, and (iv) 13,723 RSUs for Mr. Millican. These RSUs vested or vest in three equal installments on February 25, 2021, 2022, and 2023, subject to continued service through the vesting dates.
b.	PSUs granted on February 25, 2020, of which the following target award amounts remained unvested as of December 31, 2022: (i) 105,156 PSUs for Mr. Stavros, (ii) 12,618 PSUs for Mr. Corales, (iii) 74,332 PSUs for Mr. Yang, and (iv) 41,168 PSUs for Mr. Millican. Under the terms of these PSUs, a Named Executive Officer could earn from 0% to 150% of the target award granted based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2020, and ending on December 31, 2022, with vesting occurring subject to continued employment or service through the date of settlement of the award. On February 13, 2023, the Compensation Committee certified that our performance as of December 31, 2022 placed us in approximately the 52nd percentile as compared to the TSR Peer Group, resulting in 104.66% of the target award being earned as of December 31, 2022, and the number of PSUs reported in the table above reflects that result. These PSUs remained subject solely to continued service vesting conditions following December 31, 2022 and fully vested and were settled on February 13, 2023.

(2) Includes the following awards:

a.

1,200 RSUs granted to each Named Executive Officer (other than Mr. Chazen) on February 18, 2021, of which 801 RSUs subject to each award remained unvested as of December 31, 2022. These RSUs vested or vest in three equal installments on March 1, 2022, 2023, and 2024, subject to continued service through the vesting dates.

b.

PRSUs (subject to ratable vesting) granted on February 18, 2021, of which the following amounts remained unvested as of December 31, 2022: (i) 72,881 PRSUs for Mr. Stavros, (ii) 8,042 PRSUs for Mr. Corales, (iii) 51,283 PRSUs for Mr. Yang, and (iv) 28,046 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0% or 100% of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 18, 2021 and ending on February 17, 2026. The Compensation Committee certified that the stock price performance condition was achieved as of March 17, 2021, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vested or vest in three equal installments on March 1, 2022, 2023, and 2024, subject to continued service through the vesting dates.

c.

PRSUs (subject to cliff vesting) granted on February 18, 2021, of which the following amounts remained unvested as of December 31, 2022: (i) 110,520 PRSUs for Mr. Stavros, (ii) 13,262 PRSUs for Mr. Corales, (iii) 78,124 PRSUs for Mr. Yang, and (iv) 43,268 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0% or 100% of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 18, 2021 and ending on February 17, 2026. The Compensation Committee certified that the stock price performance condition was achieved as of March 17, 2021, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vest in full on March 1, 2024, subject to continued service through the vesting date.

(3) Includes the following awards:

a.

1,200 RSUs granted to each Named Executive Officer (other than Mr. Chazen) on February 16, 2022, all of which remained unvested as of December 31, 2022. These RSUs vested or vest in four equal installments on March 1, 2023, 2024, 2025, and 2026, subject to continued service through the vesting dates.

b.

PRSUs (subject to ratable vesting) granted on February 16, 2022, of which the following amounts remained unvested as of December 31, 2022: (i) 50,925 PRSUs for Mr. Stavros, (ii) 5,068 PRSUs for Mr. Corales, (iii) 35,664 PRSUs for Mr. Yang, and (iv) 22,401 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0% or 100% of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 16, 2022 and ending on February 15, 2027. The Compensation Committee certified that the stock price performance condition was achieved as of March 28, 2022, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vested or vest in three equal installments on March 1, 2023, 2024, and 2025, subject to continued service through the vesting dates.

c.

PRSUs (subject to cliff vesting) granted on February 16, 2022, of which the following amounts remained unvested as of December 31, 2022: (i) 52,125 PRSUs for Mr. Stavros, (ii) 6,268 PRSUs for Mr. Corales, (iii) 36,864 PRSUs for Mr. Yang, and (iv) 23,601 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0% or 100% of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 16, 2022 and ending on February 15, 2027. The Compensation Committee certified that the stock price performance condition was achieved as of March 28, 2022, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vest in full on March 1, 2025, subject to continued service through the vesting date.

(4)

Calculated by multiplying the number of RSUs, PSUs, or PRSUs, as applicable, reported in the preceding column by the closing price of our Class A Common Stock on the NYSE on December 30, 2022 (the last trading day of fiscal year 2022), which was $23.45.

Stock Vested in the 2022 Fiscal Year

The following table contains information regarding the vesting during 2022 of RSUs, PSUs, and PRSUs previously granted to our Named Executive Officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher G. Stavros	186,379	$3,977,647

Stephen I. Chazen	n/a	n/a

Brian M. Corales	27,996	$595,751

Timothy D. Yang	150,423	$3,203,666

Steve F. Millican	83,481	$1,777,900

(1)	Reflects the gross number of shares acquired upon vesting of RSUs, PSUs, and PRSUs during 2022, without reduction for any shares withheld to satisfy applicable tax obligations.
(2)	Represents the value of RSUs, PSUs, and PRSUs that vested during 2022, calculated by multiplying (a) the number of RSUs, PSUs, or PRSUs that vested, by (b) the closing price of our Class A Common Stock on the applicable vesting date or, if the vesting date is not a NYSE trading day, the next trading day. This column also includes the following cash dividend equivalent payments that were paid to the Named Executive Officers in 2022 at the time of vesting and settlement of the related awards: (i) for Mr. Stavros, $41,871, (ii) for Mr. Corales, $6,602, (iii) for Mr. Yang, $34,827, and (iv) for Mr. Millican, $19,337.

Pension Benefits

We have never sponsored or maintained any defined benefit or actuarial pension plans. Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with retirement to our Named Executive Officers.

Nonqualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation by Named Executive Officers on a basis that is not tax qualified.

Potential Payments Upon Termination or a Change of Control

We have not entered into any employment agreements or severance or change of control arrangements with our Named Executive Officers. The only potential payments or benefits to our Named Executive Officers in connection with a termination of employment or change of control (other than pursuant to non-discriminatory benefit plans generally available to all our salaried employees) are provided under the award agreements governing outstanding long term equity-based incentive awards. Please see “Compensation Discussion and Analysis—2022 Compensation Decisions—Long Term Equity Based Compensation” and “—Other Compensation—Severance and Change of Control Benefits” for further discussion regarding these awards.

Restricted Stock Unit Awards

Under the RSU award agreements, in the event a Named Executive Officer’s employment or service is terminated by us without Cause (as defined below) or the Named Executive Officer resigns for Good Reason (as defined below), in either case, within 12 months following a Change of Control (as defined below), outstanding RSUs will vest in full and be settled within 60 days. In the event that the successor company or a parent or subsidiary thereof does not assume the awards upon a Change of Control, the RSUs will vest in full upon the Change of Control and be settled within 60 days.

With respect to RSUs granted in 2021 and 2022, in the event a Named Executive Officer’s employment or service with the Company is terminated (i) by the Company without Cause, (ii) due to the Named Executive Officer’s resignation for Good Reason, (iii) due to the officer’s death, or (iv) due to the officer’s Disability (as defined below), in each case, before the third anniversary of the vesting commencement date, then a pro-rata number of RSUs will vest on the Named Executive Officer’s termination date equal to the product of (a) the number of RSUs scheduled to vest on the anniversary of the vesting commencement date immediately following the termination date, times (b) a fraction, the numerator of which is the number of full months from the vesting commencement date or anniversary thereof immediately preceding the termination date until the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 12.

In the case of any other termination of employment by the Company or resignation by the Named Executive Officer prior to the applicable vesting date of an RSU award, all unvested RSUs are forfeited and cancelled. If a Named Executive Officer is terminated for Cause, all RSUs that have not been settled (whether vested or unvested) will be terminated and forfeited automatically.

For RSU awards granted prior to 2021, if a Named Executive Officer holds outstanding RSUs that have not been settled or forfeited on any dividend record date, the Named Executive Officer is credited with an amount equal to the cash dividends the Named Executive Officer would have received if such officer was the holder of record of the shares underlying the RSUs. These dividend equivalents are subject to the same vesting schedule as the RSUs and will be paid to the Named Executive Officer in cash on the date that the RSUs to which they relate are settled.

Performance Share Unit Awards

Under the PSUs granted to the participating Named Executive Officers in 2020, upon a Change of Control occurring during the performance period, the PSUs will cease to be subject to the applicable performance goals and a number of PSUs equal to the greater of (i) the target number of PSUs or (ii) the percentage of the PSUs that are deemed to have been earned as of the Change of Control based on actual performance (the “Frozen PSUs”) will remain outstanding and will vest subject to the Named Executive Officer’s continued service through the end of the original performance period; provided that, if a Named Executive Officer’s employment or service is terminated by the Company without Cause or due to the officer’s resignation for Good Reason within 12 months following a Change of Control, the Frozen PSUs will vest in full upon such termination and be settled within 60 days. In the event that the successor company or a parent or subsidiary thereof does not assume the awards, the Frozen PSUs will vest in full upon the Change of Control and be settled within 60 days.

If the Named Executive Officer’s employment or service is terminated by the Company without Cause or due to his resignation for Good Reason, in each case, following the end of the performance period, but prior to the date of settlement of the PSUs, then the Named Executive Officer will still receive payment with respect to earned PSUs on the date of settlement. In the case of any other termination of employment by the Company or resignation by the Named Executive Officer prior to the settlement date of the PSU award, all unvested and unpaid PSUs are forfeited and cancelled.

If a Named Executive Officer holds outstanding PSUs that have not been settled or forfeited on any dividend record date, the Named Executive Officer is credited with an amount equal to the cash dividends the Named Executive Officer would have received if such officer was the holder of record of the shares underlying the PSUs. These dividend equivalents are subject to the same performance criteria and vesting schedule as the PSUs and will be paid to the Named Executive Officer in cash on the date that the PSUs to which they relate are settled, adjusted as necessary to reflect the number of earned PSUs.

Performance Restricted Stock Unit Awards

Under the PRSUs granted to the participating Named Executive Officers in 2021 and 2022, the relevant stock price performance condition to earn 100% of the target award was achieved as of March 17, 2021 and March 28, 2022, respectively.

Under these awards, upon a Change of Control occurring prior to the satisfaction of all service-based vesting conditions, the PRSUs generally remain subject to the Named Executive Officer’s continued service through the applicable vesting date or dates, except:

●	In the event that the successor company or a parent or subsidiary thereof does not assume the awards, the PRSUs will vest in full upon the Change of Control and be settled within 60 days.

●	If a Named Executive Officer’s employment or service is terminated by the Company without Cause or due to the officer’s resignation for Good Reason within 12 months following a Change of Control, any unvested PRSUs will vest in full upon such termination and be settled within 60 days.

In the event the Named Executive Officer’s employment or service with the Company is terminated (i) by the Company without Cause, (ii) due to the officer’s resignation for Good Reason, (iii) due to the officer’s death, or (iv) due to the officer’s Disability, in each case, prior to the satisfaction of all service-based vesting conditions, then a pro-rata number of PRSUs will become vested as of the termination date equal to (a) the product of (1) the target number of PRSUs times (2) a fraction, the numerator of which is the number of full months from the vesting commencement date to the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 36, minus (b) the cumulative number of PRSUs (if any) that have previously vested under the terms of the award, with settlement to occur within 60 days following the termination date.

In the case of any other termination of employment by the Company or resignation by the Named Executive Officer prior to the applicable dates specified in the PRSU awards, all unvested PRSUs are forfeited and cancelled. If a Named Executive Officer is terminated for Cause, all PRSUs that have not been settled (whether vested or unvested) will be terminated and forfeited automatically.

Applicable Definitions

For purposes of the outstanding long term equity-based incentive awards, the following terms are generally defined as set forth below:

“Cause” means (i) the officer’s material breach of the award agreement or any other written agreement between the officer and the Company or an affiliate or the officer’s breach of any applicable Company policy or code of conduct; (ii) the officer’s commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft, or embezzlement; (iii) the officer’s commission of, or conviction or indictment for, or plea of nolo contendere to, any felony (or state law equivalent) or any crime involving moral turpitude; or (iv) the officer’s willful failure or refusal, other than due to disability, to perform the officer’s obligations pursuant to the award agreement or to follow any lawful directive from the Company, as determined by the Company, which, if curable, remains uncured for 30 days after written notice is provided to the officer of the obligation to cure such actions or omissions.

“Disability” means a physical or mental impairment of sufficient severity that (i) in the opinion of the Compensation Committee, the Named Executive Officer is unable continue performing assigned duties or the Named Executive Officer’s condition entitles such officer to disability benefits under the Company’s disability program, and (ii) the condition is cited by the Company as the reason for the Named Executive Officer’s termination of employment.

“Good Reason” means the officer’s resignation within 90 days after any of the following events, unless the officer consents to the applicable event: (i) a material decrease in the officer’s base salary, other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company; (ii) a material decrease in (a) the officer’s then-current title or position, or (b) authority or areas of responsibility as are commensurate with the officer’s then-current title or position; (iii) relocation of the officer’s principal work location to a location more than 50 miles from the officer’s then-current principal location of employment; or (iv) a material breach by the Company or an affiliate of the award agreement or any other material agreement. In order to trigger Good Reason, the officer must: (1) provide the Company, within 60 days of the officer’s knowledge of the occurrence of the alleged Good Reason event, written notice specifying the applicable facts and circumstances underlying such alleged Good Reason event; and (2) provide the Company with an opportunity to cure the same within 30 days after the receipt of such notice.

“Change of Control” generally means the occurrence of any of the following events: (i) the consummation of an agreement to acquire or a tender offer for beneficial ownership by any person of 50% or more of either the then outstanding shares of stock or the combined voting power of the then outstanding voting securities of the Company; (ii) as a result of or in connection with a contested election of directors, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity in which we are not the surviving company; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution. A sale or acquisition of stock by the EnerVest investors does not constitute a Change of Control.

Quantification of Payments

The following table sets forth potential payments or benefits pursuant to the RSU, PSU, and PRSU awards upon certain terminations of employment or a Change of Control for each of the Named Executive Officers (other than Mr. Chazen, who did not receive any RSUs, PSUs, or PRSUs from the Company). For all scenarios reflected in the table, the trigger event is assumed to occur on December 31, 2022, and the amounts for unvested RSUs, PSUs, and PRSUs outstanding as of that date that are accelerated are calculated by multiplying the number of RSUs, PSUs, or PRSUs, as applicable, by $23.45 (the closing price of our Class A Common Stock on the NYSE on December 30, 2022, which was the last trading day of fiscal year 2022). The actual amounts to be paid out in any scenario can only be determined at the time of a Named Executive Officer’s actual separation from the Company or when a Change of Control actually occurs. Mr. Chazen did not receive any compensatory payments or benefits from the Company (other than pursuant to nondiscriminatory benefit plans or arrangements) in connection with the end of his tenure as Chairman, President and Chief Executive Officer and his subsequent death in September 2022.

Name	Change of Control (successor assumes awards)	Change of Control (successor does not assume awards)	Termination without Cause or for Good Reason within 12 months following a Change of Control	Termination without Cause, for Good Reason, or due to Death or Disability
Christopher G. Stavros
RSUs (1)	—	$885,742	$885,742	$13,695
PSUs (2)	—	$2,633,664	$2,633,664	—
PRSUs	—	$6,717,276	$6,717,276	$2,967,199
Total	$0	$10,236,682	$10,236,682	$2,980,894

Stephen I. Chazen
RSUs	n/a	n/a	n/a	n/a
PSUs	n/a	n/a	n/a	n/a
PRSUs	n/a	n/a	n/a	n/a
Total	$0	$0	$0	$0

Brian M. Corales
RSUs (1)	—	$172,747	$172,747	$13,695
PSUs (2)	—	$316,020	$316,020	—
PRSUs	—	$765,408	$765,408	$243,083
Total	$0	$1,254,175	$1,254,175	$256,778

Timothy D. Yang
RSUs (1)	—	$639,861	$639,861	$13,695
PSUs (2)	—	$1,861,658	$1,861,658	—
PRSUs	—	$4,735,376	$4,735,376	$1,514,565
Total	$0	$7,236,895	$7,236,895	$1,528,260

Steve F. Millican
RSUs (1)	—	$375,315	$375,315	$13,695
PSUs (2)	—	$1,031,072	$1,031,072	—
PRSUs	—	$2,751,060	$2,751,060	$897,549
Total	$0	$4,157,447	$4,157,447	$911,244

(1)	The amounts reported for the change of control-related scenarios include cash dividend equivalent payments for RSUs granted prior to 2021, which are subject to the same vesting schedule as the RSUs and payable on the date that the RSUs to which they relate are settled, equal to (a) for Mr. Stavros, $16,825, (b) for Mr. Corales, $2,524, (c) for Mr. Yang, $11,893, and (d) for Mr. Millican, $6,587.

(2)	The PSU amounts are calculated assuming a number of earned shares equal to 104.66% of the target number of PSUs granted in 2020, which is based on our actual TSR performance for the performance period that ended on December 31, 2022. The amounts reported for the change of control-related scenarios include cash dividend equivalent payments, which are subject to the same performance criteria and vesting schedule as the PSUs and payable on the date that the PSUs to which they relate are settled, adjusted as necessary to reflect the number of earned PSUs, equal to (a) for Mr. Stavros, $52,827, (b) for Mr. Corales, $6,339, (c) for Mr. Yang, $37,342, and (d) for Mr. Millican, $20,682.

CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information:

	Total Compensation for 2022		CEO to Median Employee Pay Ratio
President and Chief Executive Officer	$3,771,489	(1)	22.26 to 1
Median Employee	$169,455	(2)	(for every $1 earned by the Median Employee, our President and Chief Executive Officer earns $22.26)
(1)	During 2022, Mr. Chazen served as our Chairman, President and Chief Executive Officer from January 1, 2022 until September 20, 2022, and Mr. Stavros served as our President and Chief Executive Officer from September 21, 2022 through the end of the year and was serving in that role on our selected Median Employee identification date (as described further below). With respect to the total compensation of our President and Chief Executive Officer for 2022, we used the amount reported for Mr. Stavros for 2022 in the “Total” column of our 2022 Summary Compensation Table included in this proxy statement and annualized such amount for 2022 by deducting the 2022 salary amount reported in the Summary Compensation Table and adding $700,000 (which was the annual base salary rate approved for Mr. Stavros in connection with his promotion to President and Chief Executive Officer).
(2)	Total compensation for 2022 for our Median Employee was calculated by adding together the following elements of such employee’s compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K: (a) the Median Employee’s salary paid during 2022; (b) the Median Employee’s cash bonus compensation for fiscal year 2022; (c) the grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs and PRSUs granted to the Median Employee during 2022; and (d) the amount of Company-paid contributions made on the Median Employee’s behalf to our 401(k) plan for 2022. No amounts were included with respect to premiums or other amounts paid by us for health and welfare benefits under our non-discriminatory benefit plans.

For purposes of determining the 2022 pay ratio required by Item 402(u) of Regulation S-K, we used a different Median Employee from the Median Employee we selected for 2021 because we concluded that there were changes to our employee population in 2022 that may significantly change our pay ratio disclosure. Specifically, our total employee population consisted of 191 individuals as of December 31, 2021, which was the last pay date of 2021 and was our selected Median Employee identification date for 2021. As of December 30, 2022, which was the last pay date of 2022 and is our selected Median Employee identification date for purposes of this disclosure, our total employee population had increased to 213 employees, which represents an increase of 11.5%. In addition, Mr. Chazen, who had served as our Chairman, President and Chief Executive Officer from Magnolia’s inception until September 20, 2022 and who held approximately 3.75% of our Class A Common Stock at the time his tenure with the Company ended, agreed to receive total compensation from the Company substantially below the market median and to not participate in our annual cash incentive and long term equity-based compensation programs. Please refer to “Compensation Discussion and Analysis—Overview—Former CEO Compensation” for additional information. Total compensation for 2022 for our President and Chief Executive Officer used for purposes of calculating the ratio above is significantly higher than the total Chief Executive Officer compensation utilized in past years to calculate this ratio because it utilizes compensation information for Mr. Stavros, our current President and Chief Executive Officer, who participates in our customary compensation programs for executive officers.

To identify the median of the annual total compensation for 2022 of our employees (excluding our President and Chief Executive Officer), we did the following:

●	As of our selected Median Employee identification date of December 30, 2022 (the last pay date of the year), we determined that our employee population (including all full-time, part-time, temporary, and seasonal employees, other than our President and Chief Executive Officer) consisted of 212 individuals located in the United States. We did not include any individuals classified by us as independent contractors or leased employees for payroll tax or employment law purposes as of December 30, 2022.
●	We then used the amount of salary and other wages from our payroll records as reported to the Internal Revenue Service in box 5 of Form W-2 for fiscal year 2022, which amount was consistently applied for each of the 212 employees included in the calculation, to rank the compensation of all such employees. In making this determination, we elected to annualize the box 5 compensation (other than any one-time payments) of any full-time or part-time employees who did not work the full fiscal year. We selected as our Median Employee an individual whose applicable Form W-2 compensation was within $279 of the exact median compensation amount.

The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and the SEC guidance promulgated thereunder.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information:

					Average Summary Compensation	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based on:			Company
Year (1)	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 1 (2)	Summary Compensation Table Total for PEO 2	Compensation Actually Paid to PEO 2 (3)	Table Total for Non-PEO Named Executive Officers	to Non-PEO Named Executive Officers (4)	Company Total Stockholder Return (5)	Peer Group Total Stockholder Return (6)	Company Net Income (Loss) (in thousands) (7)	Selected Measure: Operating Margin (8)
2022	$308,927	$308,927	$3,662,058	$5,924,626	$1,744,762	$2,699,712	$186.41	$143.33	$1,050,249	63%
2021	$349,162	$349,162	n/a	n/a	$2,443,348	$8,179,867	$150.00	$101.13	$559,716	56%
2020	$255,462	$255,462	n/a	n/a	$1,692,176	$($16,291)	$56.12	$61.71	($1,868,983)	(102%)
(1)

We have never sponsored or maintained any defined benefit or actuarial pension plans, and therefore no pension value adjustments were made to the compensation actually paid amounts set forth in this table. To date, we have not granted any option awards to any Named Executive Officer. The Company began paying dividends in 2021.

Fair value amounts included in the table above and in the following footnotes are computed in accordance with FASB ASC 718 and, for any awards subject to market conditions, the fair value as of a given date was calculated based upon the probable outcome of such conditions as of such date. In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables above. For PSUs with a relative TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are generally consistent with those used to estimate fair value at grant. The range of estimates used in the Monte Carlo calculations are as follows: (a) for PSUs granted in 2019, (i) expected volatility of 87.06% and risk-free interest rate of 0.10% as of December 31, 2020, and (ii) expected volatility of 35.04% and risk-free interest rate of 1.57% as of December 31, 2019; and (b) for PSUs granted in 2020, (i) expected volatility of 51.94% and risk-free interest rate of 0.39% as of December 31, 2021, and (ii) expected volatility of 66.73% and risk-free interest rate of 0.13% as of December 31, 2020. For a discussion of the assumptions made in the valuation of these awards at grant, see Note 13—Stock Based Compensation to our audited financial statements included in our 2022 Form 10-K.

(2)

Mr. Chazen, who served as our Chairman, President and Chief Executive Officer from the date of our Business Combination until September 20, 2022, is included as PEO 1 for fiscal years 2022, 2021, and 2020. He received no equity awards from the Company during his tenure. As a result, no amounts have been deducted from or added to the Summary Compensation Table Total amounts reported for him in the preceding column, and therefore the compensation actually paid to Mr. Chazen during fiscal years 2022, 2021, and 2020 is identical to the Summary Compensation Table total amounts for such fiscal years.

(3)

Mr. Stavros was appointed as our President and Chief Executive Officer effective September 21, 2022 and is included as PEO 2 for fiscal year 2022. From the Summary Compensation Table Total amount reported for him in the preceding column, the following amounts were deducted and added for him for 2022 as indicated below:

	Deducted:	Added:	Added:	Added:	Added:	Subtracted:	Added:
Year	Aggregate Grant Date Fair Value of Stock Awards Granted During the Covered Year	Fair Value of Covered Year Stock Awards Outstanding and Unvested as of End of Covered Year	Change in Fair Value (from End of Prior Fiscal Year) of Prior Years’ Stock Awards Outstanding and Unvested as of End of Covered Year	Fair Value of Covered Year Stock Awards that Vested during the Covered Year as of the Vesting Date	Change in Fair Value (from End of Prior Year) of Prior Years’ Stock Awards that Vested during Covered Year as of the Vesting Date	Fair Value of Prior Years’ Stock Awards that Failed to Meet Applicable Vesting Conditions during the Covered Year at End of Covered Year	Dollar Value of any Dividends Paid on Unvested Stock Awards during Covered Year Not Otherwise Included in Total Compensation for the Covered Year	TOTAL AMOUNT ADDED
2022	$1,997,089	$2,444,663	$1,250,557	n/a	$418,807	n/a	$143,771	$4,257,797

(4)

For fiscal year 2022, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Corales, Yang, and Millican. For fiscal years 2021 and 2020, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Stavros, Yang, and Millican. From the Average Summary Compensation Table Total amounts reported in the preceding column, the following average amounts were deducted and added for such individuals in the relevant years as indicated below:

	Deducted:	Added:	Added:	Added:	Added:	Subtracted:	Added:
Year	Aggregate Grant Date Fair Value of Stock Awards Granted During the Covered Year	Fair Value of Covered Year Stock Awards Outstanding and Unvested as of End of Covered Year	Change in Fair Value (from End of Prior Fiscal Year) of Prior Years’ Stock Awards Outstanding and Unvested as of End of Covered Year	Fair Value of Covered Year Stock Awards that Vested during the Covered Year as of the Vesting Date	Change in Fair Value (from End of Prior Year) of Prior Years’ Stock Awards that Vested during Covered Year as of the Vesting Date	Fair Value of Prior Years’ Stock Awards that Failed to Meet Applicable Vesting Conditions during the Covered Year at End of Covered Year	Dollar Value of any Dividends Paid on Unvested Stock Awards during Covered Year Not Otherwise Included in Total Compensation for the Covered Year	TOTAL AMOUNT ADDED
2022	$853,057	$1,043,259	$509,488	n/a	$191,498	n/a	$62,069	$1,806,314
2021	$1,443,129	$2,917,453	$2,838,801	n/a	$1,406,855	n/a	$16,539	$7,179,648
2020	$997,365	$1,064,297	($1,317,289)	n/a	($458,110)	n/a	n/a	($711,102)

(5)

Assumes an investment of $100 was made in the Company's Class A Common Stock on December 31, 2019, and measures cumulative total stockholder return from that date through and including December 31 of the specified year.

(6)

Assumes an investment of $100 was made in the S&P Oil & Gas Exploration and Production ETF on December 31, 2019, and measures cumulative total stockholder return from that date through and including December 31 of the specified year.

(7)	Reflects the Company’s net income reflected in the Company’s audited GAAP financial statements for each specified fiscal year.

(8)

Reflects the Company’s operating margin for each specified fiscal year. Please refer to “Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Incentive Program” for information regarding how we calculate operating margin. In determining operating margin for purposes of our 2020 bonus program and as reported in the table above, the Compensation Committee excluded approximately $1.38 million related to impairment of oil and natural gas properties; no exclusions were made for 2021 or 2022.

Relationship Between Compensation Actually Paid to PEO 1 and Performance Measures in PvP Table

As discussed in further detail in the “Compensation Discussion and Analysis—Overview—Former CEO Compensation” section of this proxy statement, we agreed with Mr. Chazen (PEO 1 in the table above) that, for 2022 and prior years, his base salary would remain well below the market median and he would not participate in our annual cash incentive and long term equity-based compensation programs. As a result, no amount of the compensation actually paid to Mr. Chazen in 2022 and prior years was designed to be linked to Company performance, and there is no relationship between his compensation and the performance measures set forth in the table above. Due to Mr. Chazen’s substantial holdings in our Class A Common Stock, the Compensation Committee believes he was appropriately aligned with stockholder interests and motivated to drive successful performance outcomes for our Company. As of September 20, 2022, the date his tenure as our Chairman, President and Chief Executive Officer ended, Mr. Chazen held approximately 3.75% of our Class A Common Stock.

Compensation Actually Paid and Company Cumulative TSR; Comparison of Company Cumulative TSR and Peer Group Cumulative TSR

The Company’s cumulative TSR is substantially in line with that of our industry indexed peer group during 2020 and outperforms the peer group through the end of 2021 and 2022. In addition, the compensation actually paid to our Named Executive Officers (other than Mr. Chazen) is generally aligned with the Company’s TSR performance. We believe this is due primarily to the Company’s use of long term equity-based compensation awards, which comprise a substantial portion of the total compensation paid to the Company’s Named Executive Officers (other than Mr. Chazen). For example, in 2021, when our TSR increased approximately 90% from 2020 and was almost 50% more than that of our industry indexed peer group, the average compensation actually paid to our non-PEO Named Executive Officers also substantially increased due to the increase in our stock price over that period. As stated below under “—Tabular List of Performance Measures,” stock price and relative total stockholder return are two of the most important performance measures we use to determine compensation actually paid in 2022, although the peer group used to calculate relative TSR for purposes of our PSU awards is different than the industry index included for purposes of the table above. Please see “Compensation Discussion and Analysis—2022 Compensation Decisions—Long Term Equity-Based Compensation” for the description of how we use stock price and relative TSR in our executive compensation program.

Compensation Actually Paid and Company Net Income

The Company’s net income sharply increased from 2020 to 2021, as a result of oil and natural gas property impairments recorded during 2020, while no such impairments were recorded in 2021. Our net income then grew steadily over the next year, almost doubling between 2021 and 2022. During that same period, the average compensation actually paid to our non-PEO Named Executive Officers increased significantly from 2020 to 2021 but dipped to roughly one-third of the prior year’s average compensation actually paid in 2022. We believe this is due in large part to the significant emphasis the Company places on long term equity-based compensation awards, which are sensitive to changes in stock price, as well as the Company’s leadership changes and internal promotions during 2022, which resulted in changes to the individuals and compensation levels included in the calculations of PEO and average other Named Executive Officer compensation for 2022. Further, the Company does not use net income to determine compensation or incentive plan payouts.

Compensation Actually Paid and Company Operating Margin

(1)	In determining operating margin for purposes of our 2020 bonus program and as reported in the table above and chart below, the Compensation Committee excluded approximately $1.38 million related to impairment of oil and natural gas properties; no exclusions were made for 2021 or 2022.

The Company’s operating margin has comprised a substantial portion of the potential bonus amounts that may be earned by the participating Named Executive Officers under our annual short term incentive program for fiscal years 2022, 2021 and 2020. Specifically:

Year	Weighting of Operating Margin Component	Goal	Operating Margin Achieved	Bonus Amount Attributable to Operating Margin Earned and Funded
2022	50%	30% (minimum) and 50% (maximum)	63%	100%
2021	50%	25% (minimum) and 50% (maximum)	56%	100%
2020	30%	20% (minimum) and 50% (maximum)	(-102%)	0%

Compensation actually paid to the participating Named Executive Officers is less in years, like fiscal year 2020, when our operating margin performance has failed to achieve our stated goals and resulted in no payout with respect to that component of the bonus program. Specifically, when our operating margin performance was negative, the compensation actually paid to the Named Executive Officers (other than Mr. Chazen), on average, was also negative. Alternatively, for years like fiscal years 2021 and 2022, where operating margin performance was consistently strong and above the maximum stated performance goal level, resulting in maximum payout with respect to that component of the bonus program, there is not an exact correlation between the level of operating margin achieved and the compensation actually paid for those fiscal years, although the compensation actually paid to the Named Executive Officers (other than Mr. Chazen) in 2021 and 2022 is significantly greater than the compensation actually paid to them in 2020. We believe the variation in compensation actually paid for 2021 and 2022 is due to the Company’s leadership changes and internal promotions during 2022 and the significance of outstanding long term equity-based compensation awards in our compensation program.

Please refer to our “Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Incentive Program” for a further description of how we use operating margin in our executive compensation program.

Tabular List of Performance Measures

In the Company’s assessment, the financial performance measures set forth in the table below represent the most important financial performance measures used by the Company for 2022 to link compensation actually paid to the Company’s Named Executive Officers (other than Mr. Chazen) to Company performance. Please refer to the “Compensation Discussion and Analysis” for additional information.

Most Important Performance Measures to Determine 2022 Compensation Actually Paid
Operating Margin
Free Cash Flow Percentage
Stock Price
Relative Total Stockholder Return

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2022. Our only equity compensation plan is the Long Term Incentive Plan, which was originally approved by our stockholders on July 17, 2018. Stockholders subsequently approved an amendment to the Long Term Incentive Plan at our 2021 Annual Meeting of Stockholders, which increased the number of shares of our Class A Common Stock reserved for issuance thereunder from 11,800,000 to 16,800,000 shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by security holders	2,460,332	n/a	11,931,418
Equity compensation plans not approved by security holders	n/a	n/a	n/a
TOTAL	2,460,332	n/a	11,931,418
(1)	Of the 2,460,332 shares of Class A Common Stock shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 911,286 were subject to RSUs (including all RSUs held in the non-employee director nonqualified deferred compensation plan as of December 31, 2022), 291,463 were subject to PSUs (measured at the 104.66% actual attained performance level, which was determined as of December 31, 2022 for all such outstanding awards), and 1,257,583 were subject to PRSUs (measured at target level).
(2)	We have not granted any options under the Long Term Incentive Plan. RSU, PSU and PRSU awards outstanding as of December 31, 2022 are not subject to exercise and do not have an exercise price.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. Based upon the outcome of our 2019 say-on-pay frequency vote, we will hold an annual advisory say-on-pay vote at our annual stockholder meeting each year until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than our Annual Meeting of Stockholders in 2025.

Advisory Say-on-Pay Vote

We believe Magnolia’s long term success depends in large measure on the talents of our officers and other employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality individuals. We further believe the compensation provided to our Named Executive Officers for 2022 appropriately links executive compensation to performance, aligning the interests of our executive officers and those of our stockholders. We encourage our stockholders to read the “Compensation Discussion and Analysis,” which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2022.

We value the feedback provided by our stockholders. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and consider the views of stockholders regarding the design and effectiveness of our executive compensation program.

We ask that you cast your vote to endorse Magnolia’s executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to Magnolia’s Named Executive Officers, as disclosed in the 2023 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The above say-on-pay vote is being provided pursuant to SEC regulations. While this vote does not bind the Company, the Board, or the Compensation Committee to any particular action, we value the input of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting, voting as a single class. An abstention from voting will have no effect on the outcome of the vote on this Proposal. Broker non-votes also have no effect on the outcome.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s selection of KPMG LLP (“KPMG”), which has been our independent audit firm since February 14, 2017, as our independent registered public accounting firm for the 2023 fiscal year. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of KPMG as our independent registered public accounting firm for the 2023 fiscal year, our Audit Committee intends to reconsider the selection of KPMG as our independent registered public accounting firm going forward. A representative of KPMG is expected to be present at the virtual Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Audit Fees and Services

The following is a summary of fees for professional services provided by our independent registered public accounting firm for the years ended December 31, 2022 and December 31, 2021:

	For the Period from January 1, 2022 to December 31, 2022	For the Period from January 1, 2021 to December 31, 2021
Audit Fees (1)	$1,833,500	$1,978,700
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$1,833,500	$1,978,700
(1)	Audit Fees. Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our year-end consolidated financial statements, for the review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-Related Fees. Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	Tax Fees. Tax fees consist of the aggregate fees billed for professional services relating to tax compliance, tax planning, and tax advice.
(4)	All Other Fees. All other fees consist of the aggregate fees billed for all other products and services provided by our independent registered public accounting firm including permitted due diligence services related to a potential business combination.

Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee approved or pre-approved all such services for Magnolia by our independent registered accounting firm in 2021 and 2022.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting, voting as a single class. An abstention from voting and broker non-votes will have no effect on the outcome of the vote on this Proposal. Brokers may exercise discretionary authority in the absence of timely instructions from their customers to vote on this Proposal and therefore broker non-votes are not expected to exist for this Proposal.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

Our Audit Committee has reviewed and discussed our audited financial statements with management and has discussed with our independent registered public accounting firm, KPMG, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our Audit Committee recommended to the Board that the audited financial statements be included in our 2022 Form 10-K.

Submitted by:

Audit Committee of the Board of Directors

James R. Larson, chair
Angela M. Busch
Dan F. Smith

OTHER INFORMATION

Other Business

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those stated in the Notice of 2023 Annual Meeting of Stockholders located at the beginning of this proxy statement. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

Director Nominees and Other Stockholder Proposals for the 2024 Annual Meeting

All director nominations and stockholder proposals for consideration at the 2024 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046. Timing and other requirements are summarized below, and additional detail can be found in our Bylaws and/or certain rules adopted by the SEC, as applicable.

Stockholder Proposals for Inclusion in the Proxy Statement

If you wish to present a proposal to be considered for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders, we must receive your proposal no later than November 18, 2023 (the 120th day prior to the anniversary of the date we released materials for the 2023 Annual Meeting to stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

Director Nominees and Other Business Not for Inclusion in our Proxy Statement (Advance Notice Bylaws)

Under our Bylaws, and as SEC regulations permit, you must follow certain notice and other procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders.

For our 2024 Annual Meeting of Stockholders, we must receive such notice no earlier than the close of business on January 4, 2024 and no later than the close of business on February 3, 2024. If circumstances change and we hold the 2024 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2023 Annual Meeting, which we do not currently expect, any notice must be received no earlier than the close of business on the 120th day before the meeting and no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders was first made. If we hold a special meeting, we must receive the notice no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about the nominee or the proposed business, as applicable, and the stockholder making the nomination or proposal. We will disregard any nomination or proposal that does not comply with these requirements.

Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements of our Bylaws described above, stockholders who intend to solicit proxies in support of director nominees other than Magnolia’s nominees must provide notice that sets forth the information required by and otherwise comply with the universal proxy rules pursuant to Rule 14a-19 under the Securities Exchange Act of 1934. Such notice must be submitted within the time period (described above) required by, and otherwise comply with, our advance notice Bylaw provisions.

Householding

Stockholders residing in the same household who hold their stock through a broker, bank, or other nominee may receive only a single set of proxy materials in accordance with a notice sent earlier by their broker, bank, or other nominee. This practice will continue unless instructions to the contrary are received by us or by your broker, bank, or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to any such stockholder upon receipt of a written or oral request directed to our Corporate Secretary at the address of our principal executive offices set forth above, or by calling (713) 842-9050. If your household is receiving multiple copies of the proxy materials and you hold your stock through a broker, bank, or other nominee, you may also request that only a single set of materials be sent by following the instructions sent by your broker, bank, or other nominee.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V00126-P86217 For Withhold For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! MAGNOLIA OIL & GAS CORPORATION NINE GREENWAY PLAZA, SUITE 1300 HOUSTON, TX 77046 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 10:59 p.m. Central Time on May 2, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MGY2023 You may attend via the Internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 2, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so it is received no later than May 2, 2023. SCAN TO VIEW MATERIALS & VOTEZ MAGNOLIA OIL & GAS CORPORATION 2. Approval of the advisory, non-binding resolution regarding the compensation of our named executive officers for 2022 ("say-on-pay vote") 3. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year 1a. Christopher G. Stavros 1e. James R. Larson 1c. Angela M. Busch 1f. Dan F. Smith 1b. Arcilia C. Acosta 1d. Edward P. Djerejian 1g. John B. Walker 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR each of the nominees listed in the following proposal: Each proposal below is proposed by Magnolia Oil & Gas Corporation and is not conditioned on the approval of any other proposal. The Board of Directors recommends you vote FOR the following proposals: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. magnolia_DEF14A_proxy_card.pdf 1 3/16/2023 11:50:35 AM

V00127-P86217 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Internet Availability of Proxy Materials, the Proxy Statement and our 2022 Annual Report and Form 10-K are available at www.proxyvote.com. MAGNOLIA OIL & GAS CORPORATION Annual Meeting of Stockholders May 3, 2023 8:00 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned stockholder of Magnolia Oil & Gas Corporation (herein, the "Company") hereby makes, constitutes, and appoints Christopher G. Stavros, Timothy D. Yang, and Brian M. Corales, and each of them, as lawful attorneys-in-fact and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the Company's Class A Common Stock and/or Class B Common Stock that the undersigned is entitled to vote at the Company's 2023 Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 3, 2023, via live webcast at www.virtualshareholdermeeting.com/MGY2023, and any adjournment or postponement thereof (the "Annual Meeting"). This proxy card, when properly executed and submitted by mail, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted, in accordance with the Board of Directors' recommendations, "FOR" the election of all director nominees under Proposal 1, "FOR" Proposal 2 and Proposal 3, and in the discretion of the proxy holders with respect to such other business as may properly come before the Annual Meeting. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney, other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto at the Annual Meeting. Continued and to be marked, dated and signed on reverse side magnolia_DEF14A_proxy_card.pdf 2 3/16/2023 11:50:52 AM